UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Miva, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held

June 13, 2007

and

PROXY STATEMENT

IMPORTANT

Please mark, sign and date your proxy
and promptly return it in the enclosed envelope

5220 Summerlin Commons Blvd.
Suite 500
Fort Myers, Florida 33907
(239) 561-7229

April 30, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of MIVA, Inc. on June 13, 2007, at 9:00 a.m., local time, at the Harvard Club of New York City, 35 West 44th Street, New York, NY 10036. We look forward to greeting those stockholders who are able to attend.

At the meeting, you are being asked to elect Sebastian Bishop, Peter A. Corrao, Joseph P. Durrett, Dr. Adele Goldberg, Gerald W. Hepp, Mark W. Opzoomer, Lee S. Simonson, and Lawrence Weber each to serve one-year terms as members of the Board of Directors.

It is very important that your shares are represented and voted at the meeting, whether or not you plan to attend. Accordingly, please sign, date and return your proxy in the enclosed envelope at your earliest convenience.

Your interest and participation in the affairs of MIVA are greatly appreciated. Thank you for your continued support.

Sincerely,
The Board of Directors
MIVA, Inc.

5220 Summerlin Commons Blvd.
Suite 500
Fort Myers, Florida 33907
(239) 561-7229

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 30, 2007

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MIVA, Inc., a Delaware corporation, will be at the Harvard Club of New York City, 35 West 44th Street, New York, NY 10036, on June 13, 2007, at 9:00 a.m., local time, for the following purposes:

1.	To elect eight directors, each for a one-year term and until their successors are duly elected and qualified; and
2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Owners of MIVA Common Stock of record at the close of business on April 20, 2007, will be entitled to vote at the meeting.

Your vote is very important. Whether or not you plan to attend the meeting, please date, sign and mail the enclosed proxy in the envelope provided. If you attend the meeting, you may vote in person, which will revoke a signed proxy if you have already sent one in. You may revoke your proxy at any time before the meeting in the manner described in the accompanying proxy statement. Thank you for your cooperation.

By Order of the Board of Directors

Peter A. Corrao
Chief Executive Officer

PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY
IN THE ACCOMPANYING ENVELOPE
NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES

5220 Summerlin Commons Blvd.
Suite 500
Fort Myers, Florida 33907
(239) 561-7229

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

June 13, 2007

Introduction

This Proxy Statement is furnished to the stockholders of MIVA, Inc., (“MIVA”, the “Company” or “we”), a Delaware corporation, in connection with the solicitation by the Board of Directors of MIVA of proxies to be used at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 13, 2007, at 9:00 a.m., local time, at the Harvard Club of New York City, 35 West 44th Street, New York, NY 10036, and at any adjournment thereof.

MIVA will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of MIVA’s common stock. Representatives of MIVA may solicit proxies by mail, telegram, telephone or personal interview. This Proxy Statement and enclosed proxy will be first sent to MIVA’s stockholders on or about April 30, 2007.

All shares represented by properly executed proxies received by the Board of Directors pursuant to this solicitation will be voted in accordance with the stockholder’s directions specified on the proxy or, in the absence of specific instructions to the contrary, will be voted in accordance with the Board of Directors’ unanimous recommendations, which are

•       FOR the election of Sebastian Bishop, Peter A. Corrao, Joseph P. Durrett, Dr. Adele Goldberg, Gerald W. Hepp, Mark W. Opzoomer, Lee S. Simonson, and Lawrence Weber as directors of MIVA to serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified;

•       at the discretion of the persons acting under the proxy, to transact such other business as may properly come before the meeting or any adjournment thereof.

A proxy may be revoked (i) by written notice of revocation mailed to MIVA (attention Secretary) or delivered in person at the meeting, (ii) by granting a duly executed, later dated proxy, or (iii) by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in and of itself, cause a previously granted proxy to be revoked.

A majority of the outstanding shares of MIVA Common Stock will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as being present for purposes of determining the presence or absence of a quorum for the transaction of business. The election of each director nominee requires the favorable vote of a plurality of all votes cast by the holders of Common Stock at a meeting at which a quorum is present. Only shares that are voted for a particular nominee will be counted towards such nominee’s achievement of a plurality. Abstentions and broker non-votes are not counted toward such nominee’s achievement of a plurality and, thus, will have no effect on the election of directors.

Voting Rights

Only MIVA stockholders of record at the close of business on April 20, 2007, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Each share so held entitles the holder thereof to one vote upon each matter to be voted on. As of April 20, 2007, MIVA had outstanding 33,055,125 shares of Common Stock, $.001 par value. There are no cumulative voting rights in the election of directors.

PROPOSAL 1. ELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee of our Board of Directors has designated Sebastian Bishop, Peter A. Corrao, Joseph P. Durrett, Dr. Adele Goldberg, Gerald W. Hepp, Mark W. Opzoomer, Lee S. Simonson and Lawrence Weber as nominees for election as directors of MIVA to serve for terms of one-year and until their successors are duly elected and qualified. If for any reason any nominee should not be a candidate for election at the time of the meeting, the proxies may be voted for a substitute nominee at the discretion of those named as proxies. The Board of Directors has no reason to believe that any nominee will be unavailable. The names and business experience of the nominees for directors of the Company are listed in the following table.

Our Board of Directors recommends that you vote FOR the election of the nominees for director.

NAME AND PRINCIPAL OCCUPATION OR EMPLOYMENT DURING THE PAST 5 YEARS	AGE AS OF APRIL 30, 2007	COMMITTEE MEMBERSHIP
LAWRENCE WEBER
Chairman of the Board of Directors since April 2006	51	Nominating & Corporate Governance (chair)
Director of the Company since June 2005
Chairman and CEO, W2 Group, Inc. since September 2004 (Marketing)
Marketing Consultant from June 2003 to September 2004 (Consulting)
CEO, Advanced Marketing Services, a division of Interpublic from January 2000 to June 2003 (Marketing)
SEBASTIAN BISHOP	33
Director of the Company since September 2004
President of the Company since April 2006
Chief Marketing Officer of the Company since February 2005
Senior Vice President, Marketing of the Company from August 2004 to February 2005
Co-Founder, Espotting Media, Inc. (now MIVA Media International, Inc.) from February 2000 to July 2004

NAME AND PRINCIPAL OCCUPATION OR EMPLOYMENT DURING THE PAST 5 YEARS	AGE AS OF APRIL 30, 2007	COMMITTEE MEMBERSHIP
PETER A. CORRAO	52
Director of the Company since August 2006
Chief Executive Officer of the Company since April 2006
Chief Operating Officer of the Company from September 2005 to April 2006
CEO and Consultant, Bluestreak.com, Inc. from September 2001 to January 2005 (Marketing)
JOSEPH P. DURRETT	61	Audit
Director of the Company since August 2006
Partner, Aetris Clean Home Comfort since February 2006 (Residential Health)
Senior Advisor and Investor, Madden Communications from August 2004 to August 2006 (Marketing)
Presiding Rights Agent, Information Resources, Inc. Contingent Value Rights Trust from December 2003 to August 2006 (Independent Trust)
Chairman, President and CEO, Information Resources, Inc. from May 1999 to January 2004 (Technology)
DR. ADELE GOLDBERG	61	Nominating & Corporate
Director of the Company since August 2006		Governance
Founder and Director, Neometron, Inc. since January 2006 (Consulting)
CTO and New Development Manager, Agile Mind, Inc. from January 2002 to June 2006 (Technology)
GERALD W. HEPP	70	Audit (chair)
Vice Chairman of the Board of Directors since August 2006		Compensation
Lead Independent Director of the Board of Directors from March 2006—August 2006		Nominating & Corporate Governance
Director of the Company since December 2004
CEO and President, Gnosis Praxis Ltd. since March 1999 (Financial Consulting)

NAME AND PRINCIPAL OCCUPATION OR EMPLOYMENT DURING THE PAST 5 YEARS	AGE AS OF APRIL 30, 2007	COMMITTEE MEMBERSHIP
MARK W. OPZOOMER	49	Audit
Director of the Company since August 2006
CEO, Rambler Media Ltd since March 2007 (Internet and Multimedia Services)
Partner, Bond Capital Partners Ltd. since September 2006 (Finance)
Managing Director, Hilvern Management Ltd. since January 2004 (Consulting)
Regional VP & Managing Director, YAHOO! Europe from July 2001 to December 2003 (Technology)
LEE S. SIMONSON	58	Compensation (chair)
Director of the Company since December 2003
President, Simonson Associates since 2000 (Consulting)
Chairman and CEO, Broadcasting Partners Holdings, LP. From 1996 to 2000 (Radio)

BOARD MEMBERSHIP AND DIRECTOR INDEPENDENCE

Pursuant to the Delaware General Corporate Law and MIVA’s bylaws, MIVA’s business, property, and affairs are managed by or under the direction of the Board of Directors. Members of the board are kept informed of MIVA’s business through discussions with the Chief Executive Officer, as well as MIVA’s other officers, by reviewing materials provided to them and by participating in meetings of the board and its committees. The board has also adopted a code of business conduct that applies to all our employees, officers and directors which can be found on the company’s website at http://ir.miva.com/governance/conduct.cfm.

During 2006, MIVA’s Board of Directors held eleven meetings and took action an additional five times by written consent. Frederick E. Guest II was the only director who did not attend at least 75% of the board and committee meetings held during the period for which he served in 2006. Periodically, and usually on dates corresponding to a meeting of the Board of Directors, the non-management directors meet in executive sessions without members of management present.

MIVA’s directors are encouraged to attend its annual meeting of stockholders. Last year, all of the directors attended the annual meeting.

The board has determined that all of the directors nominated for election at the Annual Meeting other than Messrs. Bishop and Corrao are “independent” for purposes of NASD Rule 4200(a)(15). The board based these determinations primarily on a review of the responses of the directors and executive officers to questions regarding employment and compensation history, affiliations, family and other relationships, and discussions directly with the directors.

Our Board of Directors welcomes communications from our stockholders. Stockholders may send communications to the Board of Directors or to any director in particular, c/o MIVA, Inc., 5220 Summerlin Commons Blvd., Suite 500, Fort Myers, Florida 33907. Any correspondence addressed to the

Board of Directors or any one of our directors care of our office is forwarded by MIVA to the addressee without review by management.

COMMITTEE MEMBERSHIP

The Board of Directors has established the following standing committees: Audit, Compensation and Nominating and Corporate Governance. All the members of these standing committees are “independent” for purposes of NASD Rule 4200(a)(15). Each standing committee is governed by a written charter which is posted on the company’s website at http://ir.miva.com/governance/conduct.cfm.

Below is the current membership and 2006 meeting information for each committee.

Audit (1)	Compensation(2)	Nominating and Corporate Governance(3)
Created in February 2000	Created in July 2001	Created in November 2002
Governed by written charter	Governed by written charter	Governed by written charter
Meetings held in 2006: 10	Meetings held in 2006: 19	Meetings held in 2006: 3
Actions by written consent: 5	Actions by written consent: 10	Actions by written consent: 0
Gerald W. Hepp (Chairman)	Lee S. Simonson (Chairman)	Lawrence Weber (Chairman)
Joseph P. Durrett	Gerald W. Hepp	Gerald W. Hepp
Mark W. Opzoomer		Dr. Adele Goldberg

(1)                Messrs. Frederick E. Guest II and Charles P. Rothstein also served on the Audit Committee for a period of time during 2006.

(2)                Mr. Charles P. Rothstein also served on the Compensation Committee until his resignation in February 2007.

(3)                Mr. Guest also served on the Nominating and Corporate Governance Committee for a period of time during 2006.

AUDIT COMMITTEE

The board has determined that Mr. Hepp, chairman of the Audit Committee and Mr. Durrett are “audit committee financial experts” as set forth in Section 407(d)(5) of Regulation S-K promulgated by the SEC. The board has determined that all Audit Committee members are independent as defined in NASD Rule 4200(a)(15) and Rule 10A-3(b)(1) promulgated under the Securities and Exchange Act of 1934, as amended, and that the Audit Committee composition meets the requirement of NASD Rule 4350(d)(2). Mr. Guest, who served on the Audit Committee for a period of time during 2006, was also considered an “audit committee financial expert.”

The Audit Committee focuses its efforts in the following six areas:

•       the results of the audit engagement with the company’s independent registered public accounting firm;

•       the adequacy, scope, and results of the company’s internal accounting controls and procedures;

•       the independence of the company’s registered public accounting firm;

•       the independent registered public accounting firm’s fees;

•       the engagement and evaluation of the independent registered public accounting firm; and

•       MIVA’s financial statements and the quarterly and annual reports filed with the Securities and Exchange Commission.

The Audit Committee meets periodically with management to consider the adequacy of MIVA’s internal controls and the financial reporting process. It also discusses these matters with MIVA’s independent registered public accounting firm and with appropriate company financial personnel. The Audit Committee reviews MIVA’s financial statements and discusses them with management and MIVA’s independent registered public accounting firm before those financial statements are filed with the Securities and Exchange Commission.

The Audit Committee regularly meets privately with the independent registered public accounting firm. The Audit Committee has the sole authority and direct responsibility for the appointment, compensation, retention, termination, evaluation and oversight of the work of the independent registered public accounting firm engaged by MIVA to perform the audit of the company’s financial statements or related work or other audit, review or attestation services for MIVA. The Audit Committee periodically reviews the firm’s performance and independence from management. The independent registered public accounting firm has unrestricted access to Company records and personnel and reports directly to the Audit Committee.

COMPENSATION COMMITTEE

The Compensation Committee makes recommendations to the board on compensation for MIVA’s executive officers and directors and administers the 2006 Stock Award and Incentive Plan. The board has determined that all Compensation Committee members are independent as defined in NASD Rule 4200(a)(15).

Pursuant to its charter, the Compensation Committee has the authority and responsibility to:

•       establish and review at least annually the overall corporate policies, goals, and objectives for the compensation of the Company’s Chief Executive Officer and other executive officers, including a review of the relationship of executive compensation to corporate performance and relative stockholder return;

•       evaluate at least annually the performance of the Chief Executive Officer and other executive officers in light of the corporate goals and objectives, and, based on that evaluation, determine the compensation of the Chief Executive Officer and other executive officers, including individual elements of salary and incentive compensation, which includes equity compensation;

•       review and approve all employment agreements, separation and severance agreements, and other compensatory contracts, arrangements, perquisites, and payments for the executive officers;

•       review and assist the Board of Directors in developing succession plans for the executive officers and other appropriate management personnel;

•       recommend to the Board of Directors compensation programs for non-employee directors, committee chairpersons, and committee members, consistent with any applicable requirements of the listing standards for independent directors and including consideration of cash and equity components of this compensation;

•       grant discretionary awards under the Company’s equity incentive plans, and otherwise exercise the authority of the Board of Directors with respect to the administration of the Company’s incentive compensation plans; and

•       periodically review and make recommendations to the Board of Directors concerning the Company’s equity and incentive compensation plans.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE.

The board has determined that all Nominating and Corporate Governance Committee members are independent as defined in NASD Rule 4200(a)(15).

The responsibilities of the Nominating and Corporate Governance Committee include:

•       identifying, evaluating, and recommending to the Board of Directors, prospective nominees for director;

•       periodically reviewing MIVA’s corporate governance guidelines;

•       periodically reviewing the performance of the Board of Directors and its members and making recommendations to the Board of Directors concerning the number, function and composition of the board of director’s committees; and

•       making recommendations to the Board of Directors from time to time as to matters of corporate governance.

The Board of Directors believes that the board should be comprised of directors with varied, complementary backgrounds, and that directors should, at a minimum, have expertise that may be useful to the Company. Directors should also possess the highest personal and professional ethics and should be willing and able to devote the required amount of time to company business.

When considering candidates for director, the Nominating and Corporate Governance Committee takes into account a number of factors, including the following:

•       independence from management;

•       age, gender and ethnic background;

•       whether a candidate has relevant business experience;

•       judgment, skill, integrity, and reputation;

•       existing commitments to other businesses;

•       potential conflicts of interest with other pursuits;

•       legal considerations such as antitrust issues;

•       corporate governance background;

•       financial and accounting background, to enable the committee to determine whether a candidate would be suitable for Audit Committee membership;

•       executive compensation background, to enable the committee to determine whether the candidate would be suitable for Compensation Committee membership; and

•       the size and composition of the existing Board of Directors.

The Nominating and Corporate Governance Committee will consider candidates for director suggested by stockholders applying the criteria for candidates described above and considering the additional information referred to below. Stockholders wishing to suggest a candidate should write to the Corporate Secretary at MIVA’s corporate headquarters listed on the cover page of this proxy statement and include:

•       a statement that the writer is a stockholder and is proposing a candidate for consideration by the committee;

•       the name of and contact information for the candidate;

•       a statement of the candidate’s business and educational experience;

•       detailed information about any relationship or understanding between the proposing stockholder and the candidate;

•       information regarding each of the factors listed above, other than the factor regarding Board of Directors size and composition, sufficient to enable the Committee to evaluate the candidate;

•       a statement detailing any relationship between the candidate and any customer, supplier, or competitor of company; and

•       a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

Before nominating a sitting director for re-election at an annual meeting, the Nominating and Corporate Governance Committee will consider:

•       the director’s performance on the Board of Directors; and

•       whether the director’s re-election would be consistent with the company’s governance guidelines.

When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management, or others. After conducting an initial evaluation of a candidate, the Nominating and Corporate Governance Committee will interview that candidate if it believes the candidate might be suitable to be a director. The Nominating and Corporate Governance Committee may also ask the candidate to meet with management. If the Nominating and Corporate Governance Committee believes a candidate would be a valuable addition to the Board of Directors, it will recommend to the full Board of Directors that candidate’s election.

Under MIVA’s bylaws, nominations for director may only be made by or at the direction of the Board of Directors, or by a stockholder of record at the time of giving notice who is entitled to vote and delivers written notice along with the additional information and materials required by the bylaws to the Company’s Corporate Secretary not less than 120 calendar days before the date MIVA’s proxy statement was released to stockholders in connection with the previous year’s annual meeting. Alternatively, if MIVA did not hold an annual meeting the previous year, or if the date of the current year’s annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before MIVA begins to print and mail its proxy materials. For MIVA’s annual meeting in the year 2008, MIVA must receive this notice on or before December 31, 2007.

EXECUTIVE OFFICERS OF MIVA

NAME AND PRINCIPAL OCCUPATION OR EMPLOYMENT DURING THE PAST 5 YEARS	AGE AS OF APRIL 30, 2007
LOWELL W. ROBINSON	58
Chief Financial Officer and Chief Administrative Office since December 2006
President, LWR Advisors from 2004 to 2006 (Consulting)
Special Counsel to President and CFO, Polytechnic University from 2002 to 2004 (Education)
Previous senior financial positions at Hotjobs/Yahoo!, Advo, Citigroup, and Kraft

JOHN PISARIS	41
General Counsel of the Company since October 2004
Vice President of Legal of the Company from February 2004 to September 2004
Partner, Porter, Wright, Morris & Arthur LLP from January 2002 to January 2004 (Law Firm)

BRIAN MUKHERJEE	40
Senior Vice President — North America of the Company since July 2006
Vice President, Contract Management Solutions, Selectica, Inc. from 2005 to July 2006 (Enterprise Software)
Vice President, Corporate and Business Development, Bluestreak, Inc. from 2002 to 2004 (Online Marketing)
VP, Business Development and Professional Services, Cognit Corporation from 1999 to 2002 (Internet Infrastructure)

ANTHONY GARCIA	28
Chief Technology Officer of the Company since April 2001
Director of Technology of the Company from June 1999 to April 2001

MICHAEL A. CUTLER	58
SVP, Financial / Principle Accounting Officer of the Company sin0ce December 2006
CFO, WVT Communications from January 2005 to December 2006 (Telecommunications)
Director, Finance, Gibraltar Industries, Inc., Hubbell Division, from 2003-2004 (Industrial Manufacturing)
Executive Director, SBC prior to 2003 (Telecommunications)

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock, as of March 30, 2007, by (i) each director and nominee, (ii) each of our named executive officers, and (iii) the directors and executive officers of MIVA as a group. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the shares beneficially owned by such person as set forth opposite that person’s name. At March 30, 2007, we had 33,036,824 shares of common stock outstanding.

Except as noted below, the address of each of the persons in the table is c/o MIVA, Inc., 5220 Summerlin Commons Boulevard, Suite 500, Fort Myers, Florida 33907.

Name of and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage of Class(2)
Peter A. Corrao	97,500	(3)	**
Sebastian Bishop	287,080	(4)	**
Joseph W. Durrett	7,400	(5)	**
Dr. Adele Goldberg	10,918	(5)	**
Gerald W. Hepp	24,547	(5)	**
Mark W. Opzoomer	10,918	(5)	**
Lee S. Simonson	28,476	(6)	**
Lawrence Weber	34,047	(7)	**
Lowell W. Robinson	0	(8)	**
John B. Pisaris	87,549	(9)	**
William Seippel	62,450	(10)	**
Adam Poulter	28,750	(11)	**
Craig A. Pisaris-Henderson	1,767,119	(12)	5.34%
Phillip R. Thune	14,074	(13)	**
David Rae	83,396	(14)	**
All directors, nominees and current executive officers as a group (13 persons)	1,284,217	(15)	3.85%

**             Represents beneficial ownership of less than 1% of MIVA’s outstanding common stock.

(1)                For purposes of the above table, a person is considered to “beneficially own” any shares with respect to which he or she exercises sole or shared voting or investment power or of which he or she has the right to acquire the beneficial ownership within 60 days of March 30, 2007. Unless otherwise indicated, voting power and investment power are exercised solely by the person named above or shared with members of his or her household.

(2)                “Percentage of Class” is calculated on the basis of the number of outstanding shares plus the number of shares a person has the right to acquire within 60 days of March 30, 2007.

(3)                Includes 62,500 shares subject to options exercisable within 60 days of March 30, 2007.

(4)                Includes 146,232 shares subject to options exercisable within 60 days of March 30, 2007.

(5)                Includes 861 restricted stock units subject to vesting within 60 days of March 30, 2007.

(6)                Includes 861 restricted stock units subject to vesting and 10,000 shares subject to options exercisable within 60 days of March 30, 2007.

(7)                Includes 861 restricted stock units subject to vesting and 12,500 shares subject to options exercisable within 60 days of March 30, 2007.

(8)                Mr. Robinson’s employment with the company began on December 15, 2006.

(9)                Includes 10,000 shares subject to options exercisable within 60 days of March 30, 2007 and 17,028 shares held by minor children.

(10)           Includes 56,250 shares subject to options exercisable within 60 days of March 30, 2007.

(11)           Includes 28,750 shares subject to options exercisable within 60 days of March 30, 2007.

(12)      Mr. Pisaris-Henderson resigned from his positions as Chairman and Chief Executive Officer on April 3, 2006 and as a director on May 16, 2006, but he is deemed to be a named executive officer for 2006 because of the level of his total compensation and because he served as an executive officer during the year. Shares were calculated based on the last Form 4 filed by Mr. Pisaris-Henderson on May 5, 2006 and the Company’s stock records. No further ownership information was available to the Company after Mr. Pisaris-Henderson ceased being a Section 16 Reporting Person.

(13)           Mr. Thune resigned from his position as President on April 3, 2006 and as a director on August 16, 2006, but he is deemed to be a named executive officer for 2006 because of the level of his total compensation and because he served as an executive officer during the year.

(14)           Mr. Rae’s employment with the Company ended April 18, 2006, but he is deemed to be a named executive officer for 2006 because of the level of his total compensation and because he served as an executive officer during the year. Shares were calculated based on the last Form 4 filed by Mr. Rae on October 19, 2005 and the Company’s stock records. No further ownership information was available to the Company after Mr. Rae ceased being a Section 16 Reporting Person.

(15)           Includes an aggregate of 781,232 shares of common stock subject to options exercisable and an aggregate of 5,166 Restricted Stock Units subject to vesting within 60 days of March 30, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding beneficial ownership of MIVA’s common stock, as of March 30, 2007, filed by each person known by MIVA to beneficially own five percent or more of any class of MIVA’s capital stock. As of March 30, 2007, MIVA had 33,036,824 common shares outstanding.

Name of and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage of Class(2)
CCM Master Qualified Fund, Ltd.; Coghill Capital	2,886,571	(3)	8.74%
Management, L.L.C. and Clint D. Coghill
One North Wacker Drive, Suite 4350
Chicago, IL 60606
Royce & Associates	1,959,124	(4)	5.93%
1414 Avenue of the Americas
New York, NY 10019
Robert Brahms	1,930,326	(5)	5.84%
121 West 27th St.
Suite 903
New York, NY 10001
Courtney Jones	1,921,898	(6)	5.82%
826 Cal Cove Drive
Fort Myers, FL 33919
Andrew Lessman	1,857,538	(7)	5.62%
430 Parkson Road
Henderson, NV 89015
Craig Pisaris-Henderson	1,767,119	(8)	5.34%
c/o MIVA, Inc.
5220 Summerlin Commons Blvd.
Fort Myers, FL 33907

(1)                For purposes of the above table, a person is considered to “beneficially own” any shares with respect to which such person exercises sole or shared voting or investment power or of which such person has the right to acquire the beneficial ownership within 60 days of March 30, 2007. Unless otherwise indicated, voting power and investment power are exercised solely by the person named above or shared with members of such person’s household.

(2)                “Percentage of Class” is calculated on the basis of the number of outstanding shares plus the number of shares a person has the right to acquire within 60 days of March 30, 2007.

(3)                Based on Schedule 13G filed February 15, 2007.

CCM Master Qualified Fund, Ltd. has shared voting power and shared dispositive power over 2,886,571 shares.

Coghill Capital Management, L.L.C. has shared voting power and shared dispositive power over 2,886,571 shares.

Clint D. Coghill Clint D. has shared voting power and shared dispositive power over 2,886,571 shares.

Mr. Coghill is the managing member of Coghill Capital Management, L.L.C., an entity which serves as the investment manager of CCM Master Qualified Fund, Ltd.

(4)                Based on Schedule 13G filed on January 23, 2007.

Royce and Associates, LLC has sole voting power and sole dispositive power over 1,959,124 shares.

(5)                Based on Schedule 13G filed on February 14, 2005.

Mr. Brahms has sole voting power and sole dispositive power over 1,930,326 shares.

(6)                Based on Schedule 13G filed on February 14, 2005.

Mr. Jones has sole voting power and sole dispositive power over 1,921,898 shares.

(7)                Based on Schedule 13G filed on March 11, 2004.

Mr. Lessman has sole voting power and sole dispositive power over 1,857,538 shares, which includes 400,000 shares subject to options exercisable within 60 days of March 30, 2007.

(8)                Mr. Pisaris-Henderson resigned from his positions as Chairman and Chief Executive Officer on April 3, 2006 and as a director on May 16, 2006, but he is deemed to be a named executive officer for 2006 because of the level of his total compensation and because he served as an executive officer during the year. Shares were calculated based on the last Form 4 filed by Mr. Pisaris-Henderson on May 5, 2006 and the Company’s stock records. No further ownership information was available to the Company after Mr. Pisaris-Henderson ceased being a Section 16 Reporting Person.

EXECUTIVE COMPENSATION

The following information provides discussion, analysis, and data tables regarding the compensation of our named executive officers (“NEOs”), who are those officers listed in our Summary Compensation Table on page 24.

Compensation Discussion and Analysis

We have prepared this Compensation Discussion and Analysis (“CD&A”) to provide you with our perspective on executive compensation so that you may understand our compensation policies and our decisions regarding compensation for our NEOs. We recommend that you review the various executive compensation tables below in conjunction with this CD&A. Unless otherwise noted, the policies, plans, and other information in this CD&A apply to all of our NEOs. Our CD&A covers the following topics:

•       the role of the Compensation Committee in setting executive compensation;

•       our compensation philosophy and its underlying principles, including the objectives of our executive compensation program and what it is designed to reward;

•       our process for setting executive compensation; and

•       the elements of our executive compensation program, including a discussion of why we choose to pay each element of compensation, how we determine the amount of such element, and how each element fits into our overall compensation objectives and “total compensation” for our NEOs.

The Compensation Committee

The Compensation Committee (referred to in this CD&A as the “Committee”) was appointed by our Board of Directors and is governed by a written charter. The Committee members are Lee S. Simonson, Chairman, and Gerald W. Hepp. Charles P. Rothstein was appointed to the Committee on August 16, 2006, but resigned from the Board of Directors on February 23, 2007. Our Board of Directors has determined that each of the Committee members is independent under the standards of independence established by Rule 4200(a)(15) of the Nasdaq Stock Market. In addition, each of the Committee members is a “non-employee” director as defined by Rule 16b-3 under the Securities Exchange Act of 1934 and an “outside director” as defined by the Internal Revenue Code.

Pursuant to its charter, the Committee has the authority and responsibility to:

•       establish and review at least annually the overall corporate policies, goals, and objectives for the compensation of the Company’s Chief Executive Officer and other executive officers, including a review of the relationship of executive compensation to corporate performance and relative stockholder return;

•       evaluate at least annually the performance of the Chief Executive Officer and other executive officers in light of the corporate goals and objectives, and, based on that evaluation, determine the compensation of the Chief Executive Officer and other executive officers, including individual elements of salary and incentive compensation, which includes equity compensation;

•       review and approve all employment agreements, separation and severance agreements, and other compensatory contracts, arrangements, perquisites, and payments for the executive officers;

•       review and assist the Board of Directors in developing succession plans for the executive officers and other appropriate management personnel;

•       recommend to the Board of Directors compensation programs for non-employee directors, committee chairpersons, and committee members, consistent with any applicable requirements of the listing standards for independent directors and including consideration of cash and equity components of this compensation;

•       grant discretionary awards under the Company’s equity incentive plans, and otherwise exercise the authority of the Board of Directors with respect to the administration of the Company’s incentive compensation plans; and

•       periodically review and make recommendations to the Board of Directors concerning the Company’s equity and incentive compensation plans.

The Committee has the authority, to the extent it deems necessary or appropriate, to retain any compensation consultant to assist in the evaluation of executive compensation and has the sole authority to approve any such firm’s fees. In 2006, the Committee engaged Steven Hall & Partners (“SHP”) for this purpose. You can read more about SHP’s role under “Compensation Consultant and Benchmarking Process” beginning on page 16 below. The Committee also has the authority to obtain advice and assistance from internal or external legal, accounting, or other advisors, and may request any officer or employee of our Company, our outside counsel, or independent registered public accounting firm to attend a meeting of the Committee or meet with any member of, or consultants to, the Committee.

The Committee meets as often as its members deem necessary to perform its duties and responsibilities and held 19 meetings during 2006. Mr. Simonson works in conjunction with our Chief Executive Officer to establish the meeting agenda. The Committee typically meets with the Chief Executive Officer, outside advisors, and when appropriate, other executive officers of our Company. In addition, the Committee regularly meets in executive session without management. Generally, the Committee receives and reviews materials in advance of each meeting. These materials include information that management believes will be helpful to the Committee as well as materials that the Committee has specifically requested.

Compensation Philosophy

The philosophy of the Committee is to make compensation decisions based on an executive compensation program that is designed to meet the following objectives:

•       to attract and retain qualified executives;

•       to reward, reinforce, and provide incentives for individual performance and financial results; and

•       to align our NEOs’ financial interests with our stockholders’ financial interests.

The Committee believes that an executive compensation program designed with these objectives in mind has a direct impact on the success of the business by helping to ensure we have qualified executives who enjoy the challenge of pay for performance. As a result, our executive compensation program is designed to motivate our leadership group to focus on performing effectively to deliver results that build long-term stockholder value.

We believe that the principle of pay for performance is an effective means of linking NEO compensation and stockholder gains. Annual base salary increases, non-equity incentive compensation, and equity compensation are elements of our total compensation package that are “at-risk” or variable depending on the performance of our NEOs. The performance targets used in our non-equity incentive compensation of NEOs typically require that we attain specific, pre-set financial goals for the NEOs. Additionally, in 2007, we have shifted a significant portion of equity compensation to NEOs in the form of restricted stock units (“RSUs”) that do not vest unless the Company maintains certain stock price levels in addition to service based vesting requirements. Further, while previously granted stock options vest based on service and do not have financial performance goals, the value of these options will increase only if our stock price increases—thus, aligning compensation with stockholder interests.

As part of our philosophy, we also believe that total compensation and accountability should generally increase with position and responsibility. Among our NEOs, individuals with a greater ability to impact the achievement of the Company’s performance targets bear a greater portion of the risk if goals are not achieved and reap a greater reward if goals are achieved.

Compensation Tax Philosophy

Internal Revenue Code Section 162(m) permits deductions by any publicly held corporation for compensation paid to a “covered employee” in excess of $1,000,000 per year only if such compensation is performance based. Generally, we intend that compensation paid to covered employees shall be deductible to the fullest extent permitted by law. Our 1999, 2004, and 2006 Stock Incentive Plans are intended to qualify under Section 162(m) of the Internal Revenue Code. We intend to retain the flexibility necessary, however, to provide total compensation in line with competitive practices, our compensation philosophy, and our best interests. Accordingly, we may from time to time pay compensation to our executive officers that may not be deductible. There were no amounts that were non-deductible in 2006.

Compensation Consultant and Benchmarking Process

From time to time, the Committee engages an independent consulting firm to advise it with respect to executive compensation. In 2006, the Committee engaged SHP to review executive compensation for 2006 and make design recommendations for 2007. In June 2006, SHP provided the Committee with an executive compensation report containing averages, percentiles, and normative data from salary surveys and provided specific data from the proxy statements of a peer group of 13 companies selected on the basis of industry activity and size in relation to the Company. The Committee approved this peer group of companies prior to SHP’s analysis. This executive compensation report included information on relative company performance, as well as relative compensation positioning of the Company’s NEOs.

SHP included the following companies in our peer group in its report to the Committee for 2006:

•24/7 Real Media, Inc.	• Agile Software Corporation	• aQuantive, Inc.	• Autobytel, Inc.
•Avocent Corporation	• Digital Insight Corporation	• Digital River, Inc.	• InfoSpace, Inc.
•InfoUSA Inc.	• Interchange Corporation	• LookSmart, Ltd.	• Marchex, Inc.
•ValueClick, Inc.

The Committee reviewed SHP’s executive compensation report in June 2006 with respect to all of the Company’s executive officers and used SHP’s report in its process for reviewing and approving appropriate base pay increases for Messrs. Corrao and Bishop in light of their new positions as of April 2006. The Committee reviewed Messrs. Corrao and Bishop’s compensation as compared to the median of our peer group as part of this process. The Committee also reviewed SHP’s executive compensation report in connection with a review of the Company’s 2006 bonus plan and planning for the Company’s 2007 annual bonus plan and 2007 Long-Term Incentive Plan.

Compensation Committee Process for Determining Executive Compensation

A substantial amount of the Committee’s annual cycle of work relates to the determination of compensation for our executive officers, including our Chief Executive Officer. Generally, during or prior to the first quarter of our fiscal year, the Committee makes determinations of base cash compensation, incentive compensation percentages for the year, and equity grants for executive officers, including our Chief Executive Officer. For a discussion of each individual element of compensation and how it is specifically determined, refer to “Compensation Program Elements” beginning on page 17 below. As discussed in “Compensation Benchmarking Process” above, for 2006, the Committee engaged SHP to assist it in certain executive compensation determinations.

Although many compensation decisions are made near the beginning of the first quarter of the fiscal year, our compensation planning process is not a rigid yearly process with fixed beginning and end points. Rather, compensation decisions are designed to promote our compensation philosophy and principles throughout the year. This was especially true in 2006 given that our new Chief Executive Officer, Mr. Corrao, and our new President and Chief Marketing Officer, Mr. Bishop, were appointed in April 2006, and our new Chief Financial Officer and Chief Administrative Officer, Mr. Robinson, was appointed in December 2006. The Committee believes that evaluation of executive performance, business and succession planning, and consideration of our business environment are year-round processes, and the Committee members monitor these as such.

Our Chief Executive Officer is not permitted to be present during voting or deliberations of his compensation. During this process, the Committee reviews and approves any new corporate goals and objectives with respect to compensation for our Chief Executive Officer. In light of the established goals and objectives, the Committee evaluates the performance of the Chief Executive Officer and, based upon these evaluations, sets the Chief Executive Officer’s compensation. The Compensation Committee also reviews and approves on an annual basis the evaluation and compensation structure for the Company’s other executive officers, including approval of salary, bonus, incentive, and equity compensation. Our Chief Executive Officer is present and provides input at the meetings and deliberations on the compensation of the Company’s other executive officers and is permitted to be present at the vote.

Compensation Program Elements

In 2006, each of our NEOs received one or more of the following elements of compensation:

•       salary;

•       non-equity incentive compensation;

•       equity compensation;

•       retirement benefits;

•       perquisites; and

•       health and welfare benefits.

The Committee carefully considered and chose each compensation program element as a critical component in a comprehensive “total compensation” package. Each element is intended to reward and motivate executives in different ways consistent with our overall compensation principles and philosophy. Each of the elements has a critical relationship with one another with each focusing and rewarding different areas. These elements are necessary for us to achieve our compensation program objectives.

(1)   Salary:

Salary is also referred to as base compensation. Salary is the most fundamental of all our compensation program elements. Providing a competitive salary to our NEOs is essential to helping us attract and retain qualified executives.

The salary compensation for our employees, including executive officers, is based on the compensation of employees in similar positions in similar companies in our industry. Each of our named executive officers has entered into an employment agreement with us that sets the executive’s initial base salary. When negotiating an employment agreement, the Committee thoroughly reviews prior experience, levels of responsibility within our Company, breadth of knowledge, and competitive pay practices. The Committee annually reviews each executive officer’s base salary and performance. When reviewing base salaries, the Committee considers the performance and results obtained by each such officer, such officer’s contribution to us, and compensation levels among our industry peer group.

The Committee considers these factors subjectively in the aggregate. Because the Committee believes that each of these factors is significant and the relevance of each factor may vary depending on the duties and responsibilities of each executive officer, the Committee does not assign a formula weight to any single factor in determining a base salary increase. Instead, the Committee examines each factor in the context of individual and Company performance and business needs, internal pay equity where applicable, and incumbent pay history.

On April 3, 2006, the Board of Directors appointed the Company’s then Chief Operating Officer, Peter A. Corrao, as the Chief Executive Officer of the Company and appointed the Company’s then Chief Marketing Officer, Sebastian Bishop, as the President and Chief Marketing Officer of the Company. Based on the Committee’s evaluation of Mr. Corrao’s and Mr. Bishop’s total compensation package, the Committee decided to increase Mr. Corrao’s annual base salary to $400,000 and to increase Mr. Bishop’s annual base salary to £212,000. The Committee determined these amounts are appropriate given Mr. Corrao’s and Mr. Bishop’s increase responsibilities.

(2)   Bonus:

We rarely award discretionary bonuses. During 2006, no discretionary bonuses were awarded to any of our NEOs.

(3)   Non-Equity Incentive Compensation Plan:

Non-Equity Incentive Compensation (“IC”) for our NEOs is determined under an annual incentive compensation plan (the “IC Plan”) that is designed and approved by the Committee. In 2006, the IC Plan was named the 2006 Bonus Plan (the “2006 Plan”). Our IC Plan is designed to provide a competitive cash compensation program for recruiting and retaining executive talent, and a short-term incentive and reward program that aligns pay with performance and motivates our executives to achieve results. All employees of the Company are eligible to participate in the IC Plan, including our NEOs. The IC Plan pays cash awards to our employees based upon the achievement of either key corporate objectives or the achievement of a combination of corporate, departmental, and/or individual objectives. The program is designed to motivate all employees, including our NEOs, to positively impact our business results.

We base our IC for our NEOs on IC received by employees in similar positions in similar companies in our industry. When setting IC, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge, and competitive pay practices. The Committee considers these factors subjectively in the aggregate. Because the Committee believes that each of these factors is significant, and the relevance of each factor may vary depending on the duties and responsibilities of each executive officer, the Committee does not assign a formula weight to any single factor in determining IC. Instead, the Committee examines each factor in the context of individual and Company performance and business needs, internal pay equity where applicable, and incumbent pay history. The following table sets forth the Threshold, Target, and Maximum IC payouts for which an NEO was eligible under the 2006 Plan:

Incentive Compensation Payout Opportunities for 2006

	IC Payout
Named Executive Officers	Threshold	Target	Maximum
Peter Corrao	$70,000	$140,000	$280,000
Craig A. Pisaris-Henderson	$73,500	$147,000	$294,000
Lowell W. Robinson	—	—	—
William Seippel	$11,250	$90,000	$180,000
Sebastian Bishop(1)	$62,284	$124,567	$249,134
Adam Poulter	$21,488	$85,950	$171,900
John Pisaris	$17,750	$71,000	$142,000
Phillip R. Thune	$54,000	$108,000	$216,000
David Rae	$18,500	$74,000	$148,000

(1)               Mr. Bishop’s IC payout opportunity has been converted from British pounds to American dollars as of December 31, 2006.

The Committee establishes the financial performance goals under the IC Plan for the fiscal year. These goals are generally determined near the beginning of the year and are based on an analysis of historical performance and growth expectations for our business, expectations of the public markets, and progress toward achieving our long-range strategic plan for the business.

Under the 2006 Plan, achievement of IC was based on a combination of achievement of pre-established financial performance goals (the “Financial Performance Goals Portion”) and, for some NEOs, individual goals (the “Individual Goals Portion”). Specifically, 100% of any IC to be paid to Messrs. Corrao, Pisaris-Henderson, Bishop, and Thune depended on the Company achieving specific corporate EBITDA targets. With respect to Mr. Seippel, 75% of any IC to be paid depended on the Company achieving specific corporate EBITDA targets, and 25% was based on the achievement of personal goals. For the remainder of our NEOs, 50% of their IC was based on the achievement of specific corporate EBITDA targets and 50% was based on the achievement of personal goals.

Our NEOs receive a percentage of the Financial Performance Goals Portion of their IC depending on what percentage of the Company’s EBITDA target is met, in accordance with the following chart:

Performance	Payout
Below 80% of EBITDA Target	0%
Between 80% and 89.9% of EBITDA Target	50%
Between 90% and 99.9% of EBITDA Target	75%
At or over 100% of EBITDA Target	100%

For each increase of 1% in EBITDA before IC payout over our EBITDA target (rounded down to the nearest whole percentage), the Financial Performance Goals Portion of an executive’s Target IC is increased by 2% of the target amount up to an amount equal to 200% of Target IC.

Our NEOs who are eligible for IC with an Individual Goals Portion (everyone except Messrs. Corrao, Pisaris-Henderson, Bishop, and Thune) receive a score of 1 (poor), 2 (met expectations), or 3 (exceeded expectations) for each of their assigned personal goals, with the exception of Mr. Poulter. The scores of each goal are averaged, and the average determines the amount to be awarded for the Individual Goals Portion of the IC. The amount of the Individual Goals Portion of the IC earned was 0%, 50%, and 100% for average scores of 1, 2, and 3, respectively. For the Individual Goals Portion of Mr. Poulter’s IC, he receives a score of 1 (unsatisfactory), 2 (some improvement needed), 3 (fully meets expectations), 4 (exceeds expectations), or 5 (outstanding performance) for his assigned personal goals. The amount of the Individual Goals Portion of IC for Mr. Poulter was 80%, 90%, and 100% for scores of 3, 4, and 5, respectively.

The 2006 EBITDA targets were based on the 2006 budget approved by the Board of Directors on December 13, 2005; however, our financial performance goals were not met for the first half of 2006. In July 2006, the Committee met and discussed the prospect of not meeting annual financial performance goals and what effect this might have on employee morale. Given recent changes in management and the Company’s operating environment, the Committee debated whether a change to the financial performance targets might be necessary to reinvigorate team members and to meet short term goals. In October 2006, the Committee determined that to retain highly-qualified personnel and maintain employee morale, it was in the best interests of the Company to modify the financial performance goals of the IC Plan.

In October 2006, the Committee modified the IC Plan in three respects in order to have a bonus plan that was based on corporate performance for the second half of the year, while retaining measurements of individual performance for the entire year. First, the Committee reduced by 50% the amount of the Financial Performance Goals Portion of the IC that each team member affected by the modification to the IC Plan could receive. Second, the Committee reduced the corporate EBITDA targets that must be met in order for the Performance Goals Portion of IC to be paid. Third, the Committee set the time period for meeting these EBITDA targets at the six months from July 1, 2006, to December 31, 2006.

These modifications to the IC Plan allowed team members to focus on corporate performance for the second half of 2006 despite not meeting financial performance goals for the first half of 2006. The EBITDA targets and corresponding Financial Performance Goals Portion of IC were reduced to reflect the shorter time period by which IC payouts would be measured. Team members affected by the modifications were not eligible to receive greater than 100% of their applicable Target IC, and our NEOs were only eligible to receive a bonus under the modified IC Plan if 100% of the new EBITDA target was achieved. Personal goals for each NEO were not changed when the IC Plan was modified and therefore remained the same as when they were set at the beginning of 2006.

For more information on the amount of IC Payouts that were earned in 2006, refer to the Summary Compensation Table below beginning on page 24.

(4)   Equity Compensation:

The Committee believes that continued emphasis on equity-based compensation opportunities encourages a high level of long-term performance that enhances stockholder value, thereby further linking leadership and stockholder objectives. Equity compensation serves to attract and retain the best available individuals to serve as our NEOs. Equity compensation is intended to motivate our NEOs to contribute to our future growth and profitability and to reward their performance in a manner that:

•       provides them with a means to increase their holdings of the common stock of our Company; and

•       aligns their interests with the interests of the stockholders of the Company.

Equity compensation is or has been granted to our NEOs under our 2006 Stock Award and Incentive Plan, which was approved by our stockholders in August 2006, our 2004 Stock Incentive Plan, and our 1999 Stock Incentive Plan. The Committee determines the award opportunity level for each NEO based on the individual’s responsibility level and potential within our Company, competitive practices, the number of shares available for grant, business needs, individual and Company performance, and the market price of our common stock.

Historically, a significant portion of equity compensation provided to our NEOs was in the form of stock options; however, beginning in 2005, the Committee determined that increasing grants of restricted stock units (“RSUs”) would better align individual executive goals with the interests of our stockholders and encourage a more diligent focus on increasing stockholder value. To this end, on October 19, 2005, the Company entered into Restricted Stock Unit Agreements and Option Cancellation Agreements with certain of our officers and directors. Pursuant to these agreements, certain officers and directors exchanged an aggregate of 1,332,806 stock options held by them having an exercise price at or above $10 per share for an aggregate of 931,852 RSUs. The agreements, terms of exchange, and grant of RSUs were approved by the Committee.

Each RSU represents a contingent right to receive one share of our common stock. The RSUs that were issued in exchange for options had an equivalent economic value, under the Black-Scholes option pricing model, to the options being exchanged. The exchange ratio for RSUs to options was based on the closing price of our common stock on October 18, 2005. These RSUs vested 50% on October 19, 2006, and will vest the remaining 50% on October 19, 2007, unless vested or terminated earlier under certain circumstances.

The Company and Committee have consistently viewed appropriate equity incentives as a key element of our director and executive officer compensation policies and practices to attract, retain, and motivate officers and directors. The exchanges and grants were made in recognition that the related options were at prices well in excess of the current price of our common stock and were not providing the intended motivation.

On December 22, 2006, the Committee continued its commitment to granting awards of restricted stock units by approving the Company’s 2007 Long Term Compensation Program (the “2007 Program”) after consultation with SHP and management. The Program is not a separate equity compensation plan; rather, awards pursuant to the 2007 Program will be made under the Company’s 2006 Stock Award and Incentive Plan.

Up to 1.9 million shares of the Company’s common stock are initially reserved for issuance and may be granted under the 2007 Program. Grants will consist solely of RSUs, each of which represent a right to receive one share of the Company’s stock upon satisfaction of vesting conditions. These vesting conditions dictate that all grants will consist of two parts:

•       Service Based RSUs accounting for 80% of the total grant; and

•       Performance Based RSUs accounting for 20% of the total grant.

Service Based RSUs will vest at the rate of 25% per year from the date of grant. Vesting of Service Based RSUs is generally contingent upon employment with the Company and, unless vested, Service Based RSUs will terminate upon separation of employment from the Company for any reason. Service Based RSUs will cliff vest (i.e., immediately and fully vest) in the event of a Change of Control as defined in the 2006 Stock Award and Incentive Plan.

For NEOs with employment agreements that govern the terms of stock option awards (Messrs. Corrao, Bishop, Poulter, Pisaris, and Robinson), Service Based RSUs will generally be given the same treatment as stock option awards. Generally, those agreements provide that if an executive is terminated without “Cause” or the executive resigns his or her employment for “Good Reason,” the award will cliff vest upon termination of employment. If the employee’s employment with the Company is terminated due to death of the employee, any unvested Service-Based RSUs will not become vested due to such death.

Performance Based RSUs will vest based on the Company’s stock obtaining a pre-determined closing price for a period of time. The Committee believes this vesting schedule will serve as an incentive to the NEOs to work to maximize stockholder value. For a traunch to vest, the stock must close above the target price for 10 consecutive trading days. The Performance Based RSUs will vest 25% on the day following the tenth consecutive trading day on which the stock price closed at or over each of $6.00 per share, $8.00 per share, $10.00 per share, and $12.00 per share.

For new NEOs and for additional grants permitted under the 2007 Program in connection with promotions, responsibility changes, and similar events, grants will be based on the fair market value of grant (determined on the basis of the closing stock price the last day on which the Company’s common stock was traded preceding the date of grant) expressed as a percentage of base salary, adjusted based on the judgment of the CEO for anomalies, market conditions, and performance. The relevant percentage of base salary for our NEOs will be either 100% of base salary or 75% of base salary depending on how the NEO is classified internally.

Despite this increased emphasis on awards of RSUs, stock option awards were granted to NEOs during 2006 and remain one aspect, albeit of decreased importance, of the Company’s overall equity compensation philosophy. Stock options were issued to Messrs. Corrao, Seippel, and Poulter for 2006 in accordance with their employment agreements. Each stock option awarded during 2006 had an exercise price equal to the fair market value of our underlying common stock on the date of the grant. Generally, stock options granted to NEOs vest and become exercisable at the rate of 25% per year, if the option holder remains employed at the time of vesting, and terminate ten years from the date of grant.

For more information on grants of restricted stock units and stock options to NEOs, refer to the Summary Compensation Table and Grants of Plan-Based Awards Table below beginning on page 26.

(5)          All Other Compensation:

The All Other Compensation category in our Summary Compensation Table beginning on page 24 primarily consists of these items:

•       annual employer contributions into the retirement/401(k) plan;

•       employer-paid premiums for life insurance;

•       perquisites; and

•       amounts paid or accrued in connection with a termination of employment.

(a)    Retirement:

We sponsor a qualified retirement and 401(k) plan for eligible employees. This plan allows NEOs to defer a portion of their total cash compensation (up to IRS limits) into this retirement account on a pre-tax basis. In 2006, we matched 25% of the first 6% our NEOs contributed to this plan. The Company’s contributions vest 25% after each year of service and are 100% vested after 4 years of service.

These annual employer contribution amounts to NEOs are included in the Summary Compensation Table’s All Other Compensation column on page 24 below.

(b)   Employer-Paid Premiums for Life Insurance:

In 2006, we provided each of our NEOs with basic group term life insurance with a death benefit equal to four times annual base salary for Mr. Bishop (£848,000) and $50,000 for each of Messrs. Corrao, Robinson, and Pisaris. For 2007, the death benefit for each of Messrs. Bishop, Corrao, Robinson, and Pisaris is equal to four times each of their respective annual base salaries. This is a relatively inexpensive benefit that we offer to our executives. This element of compensation, though relatively small, provides one additional item to the overall compensation package that strengthens our ability to recruit and retain talented executives.

For specific premium amounts paid, please refer to the Summary Compensation Table’s “All Other Compensation” column and footnotes below on page 24.

(c)    Employment/Severance Agreements and Change-of-Control Arrangements:

We have entered into employment agreements with our NEOs to attract or retain the services of such NEOs. At the present time, we have employment agreements with each of our present NEOs who are employed by the Company, including Messrs. Corrao, Robinson, Bishop, and Pisaris. For a discussion of these agreements, please refer to “Agreements with NEOs and Potential Payments upon Termination or Change of Control” beginning on page 29 below.

(d)   Perquisites:

We do not currently offer any notable perquisites to our executive group, other than to Mr. Corrao. In 2006, we paid rental fees associated with apartments in New York City and Fort Myers, Florida. Because the landlords would not lease the apartments to a corporation, the leases are in the name of Mr. Corrao and other employees. Mr. Corrao and other employees use the apartments for business purposes, and we believe that in the aggregate the apartment rentals are less expensive than the cost of hotel rooms. When working in New York City, Mr. Corrao also has the use of a hired town car and driver to travel to and from his residence in Hartford, Connecticut. We believe this is advantageous because it allows Mr. Corrao to work on confidential Company business while commuting. This perquisite amount is included in the Summary Compensation Table’s All Other Compensation column on page 24 below.

(6)          Health and Welfare Benefits:

In addition to the compensation and benefits programs discussed in this document, we offer our U.S. based NEOs a comprehensive benefits program. This program is designed to provide these employees and their families with comprehensive coverage at competitive rates. We strive to provide these employees with appropriate health benefits (medical, pharmacy, dental, and vision) to help protect the physical, mental, and financial health of these employees and their immediate families. Additionally, for our U.K. based NEOs, we pay for private medical insurance, which is supplemental to insurance provided by the U.K. We pay the full supplemental cost of this coverage, which is taxable to the NEO as a benefit-in-kind.

Summary Compensation Table

The following table shows the compensation paid by MIVA to each of its NEOs for 2006. For a discussion of the various elements of compensation provided in the table below, please refer to the discussion of our various compensation elements in our Compensation Discussion & Analysis under the heading “Compensation Program Elements” beginning on page 17 above.

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2006

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compen- sation ($)	All Other Compen- sation ($)(2)	Total ($)
Peter Corrao(3)	2006	$389,792	—	—	$479,652	$70,000	$48,211	$987,655
Chief Executive Officer
Sebastian Bishop(4)	2006	$422,400	—	$137,129	$115,966	$63,360	—	$738,855
President and Chief Marketing Officer
Lowell W. Robinson(5)	2006	$15,929	—	$5,924	—	$7,656	$72	$29,581
Chief Financial Officer and Chief Administrative Officer
John Pisaris	2006	$252,350	—	$200,999	3,032	$52,994	$72	$509,447
General Counsel
Adam Poulter(6)	2006	$391,720	—	—	$245,289	$24,482	—	$661,491
Craig A. Pisaris-Henderson(7)	2006	$143,231	—	$1,017,100	$9,097	—	$840,072	$2,009,500
Phillip R. Thune(8)	2006	$122,769	—	$774,899	$7,580	—	$720,072	$1,625,320
Dave Rae(9)	2006	$77,292	—	$598,937	—	—	$268,385	$944,614
William Seippel(10)	2006	$305,034	—	—	$404,726	$50,000	$312,435	$1,072,195

(1)                       Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R, disregarding any estimate of forfeitures during the year, but accounting for any actual forfeitures by an NEO during the fiscal year. For a discussion of the assumptions made in the valuation of the dollar amount recognized, please refer to Note E to the Company’s Financial Statements, which are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006. The amount shown in the Option Awards column for Mr. Rae includes deductions of $3,347 for forfeitures of such awards by Mr. Rae during fiscal 2006 as a result of his employment ending on April 18, 2006.

(2)                       Amounts include the following:

•         $836, $1,563, and $3,312 of employer matches to each of the 401(k) plan accounts of Messrs. Corrao, Seippel, and Rae, respectively;

•         $72 of group term insurance premiums paid on behalf of each of Messrs. Corrao, Pisaris-Henderson, Robinson, Seippel, Pisaris, Thune and Rae, respectively;

•         $40,135 of living costs for Mr. Corrao*;

•         $7,168 for the use of a rented town car and driver by Mr. Corrao*; and

•         $840,000, $720,000, $265,000 and $310,800 of severance payments that were made to Messrs. Pisaris-Henderson, Thune, Rae and Seippel, respectively.

*              In 2006, the Company paid rental fees associated with apartments in New York City and Fort Myers Florida. Because the landlords would not lease the apartments to a corporation, the leases are in the name of Mr. Corrao and other employees. Mr. Corrao and other employees use the apartments for business purposes and the Company believes that in the aggregate the apartment rentals are less expensive than the cost of hotel rooms. When working in New York City, Mr. Corrao has the use of a rented town car and driver to travel from his residence in Hartford, Connecticut.

(3)                 Mr. Corrao served as our Chief Operating Officer during 2006 until his election as Chief Executive Officer on April 3, 2006.

(4)                 Mr. Bishop served as our Chief Marketing Officer during 2006 until his election as President and Chief Marketing Officer on April 3, 2006.

(5)                 Mr. Robinson was elected as our Chief Financial Officer and Chief Administrative Officer, effective December 15, 2006.

(6)                 Mr. Poulter served as our Managing Director of Europe until February 23, 2007. Mr. Poulter’s non-equity incentive plan compensation total has been converted from British pounds to American dollars as of December 31, 2006.

(7)                 Mr. Pisaris-Henderson resigned as our Chief Executive Officer, effective on April 3, 2006, but is deemed to be a named executive officer because he served as the Company’s principal executive officer for a portion of 2006.

(8)                 Mr. Thune resigned from his position as President of the Company effective April 3, 2006, but is deemed to be a named executive officer for 2006 because of the level of his total compensation and because he served as an executive officer during the year.

(9)                 Mr. Rae’s employment with the Company ended April 18, 2006, but he is deemed to be a named executive officer for 2006 because of the level of his total compensation and because he served as an executive officer during the year.

(10)             Mr. Seippel served as our Chief Financial Officer until December 15, 2006. He is deemed to be a named executive officer because he served as the Company’s principal financial officer for a portion of 2006.

Grants of Plan-Based Awards Table

The following table provides certain information concerning each grant of an award made to the listed officers in the last completed fiscal year under any plan. For more information on the grants represented in this table, please refer to the discussions in our Compensation Discussion & Analysis under the headings “Non-Equity Incentive Compensation Plan” beginning on page 18 above and “Equity Compensation” beginning on page 21 above.

GRANT OF PLAN-BASED AWARD TABLE FOR FISCAL 2006

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise or Base Price of	Grant Date Fair Value of Stock
Name	Grant Date	Thres- hold ($)(1)	Target ($)	Maxi- mum ($)	Thres- hold (#)(1)	Target (#)	Maxi- mum (#)	Stock or Units (#)	Underlying Options (#)	Option Awards ($/Sh)	and Option Awards ($)
Peter Corrao	01/01/2006 n/a	— 70,000	— 140,000	— 280,000	— —	— —	— —	— —	125,000 —	4.95 —	435,000 —
Sebastian Bishop (2)	n/a	62,284	124,567	249,134	—	—	—	—	—	—	—
Lowell W. Robinson	12/15/2006 12/15/2006	— —	— —	— —	— 8,750	— 35,000	— 35,000	140,000 —	— —	— —	455,000 113,750
John Pisaris	n/a	17,750	71,000	142,000	—	—	—	—	—	—	—
Adam Poulter	01/02/2006 n/a	— 21,488	— 85,950	— 171,900	— —	— —	— —	— —	50,000 —	4.95 —	174,000 —
Craig A. Pisaris-Henderson	n/a	73,500	147,000	294,000	—	—	—	—	—	—	—
Phillip R. Thune	n/a	54,000	108,000	216,000	—	—	—	—	—	—	—
Dave Rae	n/a	18,500	74,000	128,000	—	—	—	—	—	—	—
William Seippel	01/01/2006 n/a	— 11,250	— 90,000	— 180,000	— —	— —	— —	— —	125,000 —	4.95 —	435,000 —

(1)                 If the threshold target is not met, the award is 0.

(2)                 Mr. Bishop’s Estimated Future Payouts Under Non-Equity Incentive Plan Awards have been converted from British pounds to American dollars as of December 31, 2006.

Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information concerning unexercised options, stock that has not vested, and equity incentive plan awards outstanding as of the end of the last completed fiscal year:

OUTSTANDING EQUITY AWARDS AT FISCAL 2006 YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Peter Corrao	31,250	93,750	—	5.28	09/06/2015	—		—	—		—
	—	125,000	—	4.95	01/01/2016	—		—	—		—
Sebastian Bishop	732	—	—	3.88	07/01/2014	—		—	—		—
	125,000	—	—	23.14	07/01/2014	—		—	—		—
	10,250	30,750	—	15.90	02/01/2015	—		—	—		—
	—	—	—	—	—	57,128	(4)	193,093	—		—
Lowell W. Robinson	—	—	—	—	—	140,000	(5)	473,200	—		—
	—	—	—	—	—	—			35,000	(2)	118,300	(3)
John Pisaris	10,000	—	—	5.50	01/31/2010	—		—	—		—
	—	—	—	—	—	27,675	(4)	93,542	—		—
Adam Poulter	16,250	48,750	—	5.84	10/17/2015	—		—	—		—
	—	50,000	—	4.95	01/02/2016	—		—	—		—
Craig A. Pisaris-Henderson	150,000	—	—	4.00	02/15/2007	—		—	—		—
Phillip R. Thune	125,000	—	—	4.00	02/15/2007	—		—	—		—
	125,000	—	—	5.50	02/15/2007	—		—	—		—
Dave Rae	—	—	—	—	—	—		—	—		—
William Seippel(6)	25,000	75,000	—	5.04	03/15/2007	—		—	—		—
	—	125,000	—	4.95	03/15/2007	—		—	—		—

(1)                 Options become exercisable in four equal annual installments beginning on the first anniversary of the date of grant.

(2)                 RSUs vest in four equal installments on the day immediately following the tenth consecutive trading day on which the closing price of the Company’s common stock is at or above $6.00, $8.00, $10.00, and $12.00, respectively.

(3)                 In accordance with FAS123R, Restricted Stock Unit expense is recognized over the vesting period at fair value. Therefore, the total expense to be recognized is derived by multiplying the total units granted by $3.25, the closing price of the company’s stock immediately proceeding the grant date.

(4)                 RSUs vest on October 19, 2007.

(5)                 RSUs vest in four equal installments beginning on the first anniversary of the date of grant.

(6)                 Mr. Seippel’s options under the Company’s 2004 Stock Incentive Plan terminated three months after Mr. Seippel was terminated without cause.

Option Exercises and Stock Vested Table

The following table provides certain information concerning each exercise of stock options, and each vesting of stock, including restricted stock, during the last completed fiscal year:

OPTION EXERCISES AND STOCK VESTED FOR FISCAL 2006

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Peter Corrao	—	—	—	—
Sebastian Bishop	—	—	57,129	177,100
Lowell W. Robinson	—	—	—	—
John Pisaris	—	—	27,676	85,796
Adam Poulter	—	—	—	—
Craig A. Pisaris-Henderson	250,000	319,000	210,051	892,717
Phillip R. Thune	360,000	991,237	163,001	692,754
Dave Rae	—	—	127,914	446,420
William Seippel	—	—	—	—

(1)                Value realized was calculated based on the number of shares exercised multiplied by the excess of the fair market value of a share of the Company’s common stock on the date of exercise over the exercise price of the stock option.

(2)                Value realized was calculated based on the number of shares vested multiplied by the fair market value of a share of the Company’s common stock on the date of vesting.

AGREEMENTS WITH NEOS AND POTENTIAL PAYMENTS UPON
TERMINATION OR CHANGE OF CONTROL

We have entered into employment agreements with Messrs. Corrao, effective September 6, 2005, Robinson, effective December 15, 2006, Bishop, effective November 18, 2006, and Pisaris, effective February 1, 2004. We had employment arrangements with Mr. Pisaris-Henderson and Mr. Thune, until their resignations, effective April 3, 2006, Mr. Rae, until his employment ended on April 18, 2006, Mr. Seippel, until his employment ended effective January 15, 2007, and Mr. Poulter, until his employment ended February 23, 2007. We have resignation agreements with Messrs. Pisaris-Henderson and Mr. Thune, effective April 6, 2006, which are described below under the heading “Agreements with Departed Executives” beginning on page 38 below.

Employment Agreements

MIVA’s employment agreements have an initial term of one year for Messrs. Corrao, Robinson, and Pisaris, after which each executive’s employment agreement automatically renews for additional one year periods on the same terms and conditions, unless either party to the agreement provides notice to the other prior to the end of its term of an intention not to extend it. MIVA’s employment agreement for Mr. Bishop has no stated initial term and continues until terminated. The employment agreements provide for minimum annual base salaries for each executive that may be increased in the sole discretion of the Board of Directors, but may not be reduced once set. The employment agreements require MIVA to compensate the executives and provide them with certain benefits if their employment is terminated before the agreements expire. The compensation and benefits the executives are entitled to receive upon termination of employment vary depending on whether their employment is terminated:

•       by MIVA for “Cause” (as defined below);

•       by MIVA without “Cause,” or by the executive for “Good Reason” (as defined below);

•       involuntarily due to death or disability; or

•       by the executive without “Good Reason.”

For an illustration of these potential payments refer to “Potential Payments upon Termination or Change of Control Tables” below starting on page 33.

With respect to Messrs. Corrao, Bishop, and Pisaris (each an “executive”) in the event of a termination by MIVA without “Cause” or a termination by the executive for “Good Reason,” the executive would be entitled to receive the following:

•       his earned but unpaid basic salary through the termination date, plus a pro rata share of his bonus through the termination date;

•       an amount payable over the twelve month period following termination equal to one times the sum of his basic salary at the time of termination, plus a termination bonus equal to the bonus paid to the executive during the four fiscal quarters prior to the date of termination (except that if a target bonus has been established for Mr. Corrao, his termination bonus is equal to his target bonus for the fiscal year in which the termination occurs, increased or decreased pursuant to actual performance versus targeted performance in the then current plan measured as of the end of the calendar month preceding the termination date), or in the event of a Change of Control, the bonus paid to the executive during the four fiscal quarters prior to the Change of Control;

•       any other amounts or benefits owing to the executive under the then applicable employee benefit, long-term incentive, or equity plans and programs of MIVA, within the terms of such plans, payable over the twelve month period following termination; and

•       benefits (including health, life, and disability) as if the executive was still an employee during the twelve month period following termination.

Included in the definition of “Good Reason,” is a period of time from 180 to 210 days following a Change of Control, as defined in the executive’s employment agreement, during which the executive may terminate his employment for any reason. Finally, in the event of a termination without “Cause” by MIVA, with “Good Reason” by the executive, or following a Change of Control, all stock options and Service Based RSUs under the 2007 Long Term Incentive Compensation Program held by the executive immediately vest and become exercisable throughout the full term of such options as if the executive were still employed by MIVA.

With respect to Mr. Robinson, in the event of a termination by MIVA without “Cause” or a termination by Mr. Robinson for “Good Reason,” Mr. Robinson would be entitled to receive the following:

•       the earned but unpaid portion of his base salary through the termination date;

•       any other amounts or benefits owing to him under the then applicable employee benefit, incentive, or equity plans and programs of the Company;

•       a Guaranteed Bonus of a minimum of $105,000 payable by March 31, 2008; and

•       over a period of twelve months, in one installment representing 50% of the total payable on the date which is six months and one day following the termination date and the remaining 50% paid in equal monthly installments over the following six months, an amount equal to the sum of:

•        100% of his annual base salary at the time of termination,

•        a termination bonus equal to the bonus paid to the executive during the four fiscal quarters prior to the date of termination, or in the event of a Change of Control, the bonus paid to Mr. Robinson during the four fiscal quarters prior to the Change of Control, payable over the 12 month period following termination; and

•        the cash value of health, dental, vision, and life insurance benefits that would be paid on behalf of Mr. Robinson by the Company if he were still employed during the 12 month period following the termination date.

In the event of a termination without “Cause” by MIVA, with “Good Reason” by Mr. Robinson, or following a Change of Control, all RSUs held by Mr. Robinson immediately and fully vest.

For each current employment agreement with an NEO, a Change of Control includes the occurrence of any of the following:

•       a person becoming the beneficial owner of securities of the Company representing 35% or more, excluding in the calculation of beneficial ownership securities acquired directly from the Company, of the combined voting power of the Company’s then outstanding voting securities;

•       a person becoming the beneficial owner of securities of the Company representing 51% or more (or for Mr. Robinson, more than 50%) of the combined voting power of the Company’s then outstanding voting securities;

•       the following individuals ceasing for any reason to constitute a majority of the number of directors then serving: individuals who, when the employment agreement became effective, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least 2/3 of the directors then still in office who either were directors when the employment agreement became effective or whose appointment, election, or nomination for election was previously so approved or recommended;

•       there is a consummated merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving parent entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving or parent equity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquired 25% or more of the combined voting power of the Company’s then outstanding securities (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates); or

•       the stockholders of the Company approving a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

In the event of a termination by MIVA with “Cause,” Messrs. Corrao, Bishop, Robinson, and Pisaris would be entitled to receive the earned but unpaid portion of such executive’s base salary through the date of termination. In the event of a termination by the executive “without Good Reason,” or the termination of employment as a result of death or permanent disability, Messrs. Corrao, Bishop, Robinson, and Pisaris would be entitled to receive the earned but unpaid portion of such executive’s base salary through the date of termination, and the earned but unpaid portion of such executive’s vested incentive compensation under and consistent with plans adopted by MIVA prior to the date of termination.

For purposes of the employment agreements, “Cause” includes:

•       commission of a material and substantive act of theft, including, but not limited to misappropriation of funds or any property of the Company;

•       intentional engagement in activities or conduct clearly injurious to the best interests or reputation of the Company that in fact result in material and substantial injury to the Company;

•       refusal to perform assigned duties and responsibilities (so long as the Company does not assign any duties or responsibilities that would give the executive Good Reason to terminate employment) after receipt of written detailed notice and reasonable opportunity to cure (which shall be 30 days for Mr. Robinson);

•       gross insubordination, which shall consist only of a willful refusal to comply with a lawful written directive to the executive issued pursuant to a duly authorized resolution of the Board (or for Mr. Robinson, a lawful written directive by the Chief Executive Officer), so long as the directive does not give the executive Good Reason to terminate employment;

•       clear violation of any of the material terms and conditions of any agreement the executive has with the Company;

•       the executive’s substantial dependence, as reasonably determined by the Board (or for Mr. Robinson, the Board or the Chief Executive Officer), on alcohol or any narcotic drug or other controlled or illegal substance that materially and substantially prevents the executive from performing his duties; or

•       the final and unappealable conviction of the executive of a crime that is a felony or a misdemeanor involving an act of moral turpitude, or a misdemeanor committed in connection with employment by the Company, that causes the Company a substantial detriment.

For purposes of the employment agreements for Messrs. Corrao, Bishop, and Pisaris, “Good Reason” includes:

•       a change in the executive’s title(s), status, position, or responsibilities without the executive’s written consent, which does not represent a promotion from existing status, position, or responsibilities, despite the executive’s written notice to the Company of objections to such change and the Company’s failure to address such notice in a reasonable fashion within 30 days of such notice;

•       the assignment to the executive of any duties or responsibilities that are inconsistent with the executive’s status, position, or responsibilities as set forth in the employment agreement, despite the executive’s written notice to the Company of objections to such change and the Company’s failure to address such notice in a reasonable fashion within 30 days of such notice;

•       a reduction in the executive’s base salary (or for Mr. Corrao, the Company’s failure to issue equity compensation as provided in the employment agreement);

•       a Change of Control of the Company and the executive terminates employment during the “Window Period” as defined in the employment agreement;

•       a breach by the Company of any material term or provision of the employment agreement; or

•       certain relocations of the Company’s offices at the location where the executive works.

For purposes of the employment agreement for Mr. Robinson, “Good Reason” includes:

•       a reduction in Mr. Robinson’s title(s), status, position or responsibilities without his written consent despite his written notice to the Company of his objection to such reduction and the Company’s failure to address such notice in a reasonable fashion within 30 days of such notice; provided, however, the reassignment of the technology or human resource function to another senior executive shall not constitute a reduction in responsibilities;

•       a change in Mr. Robinson’s reporting so that he no longer reports directly to the Chief Executive Officer;

•       the assignment to Mr. Robinson of any duties or responsibilities that are inconsistent with his status, position, or responsibilities, despite his written notice to the Company objecting to such change and the Company’s failure to address such notice in a reasonable fashion within 30 days of such notice;

•       if there is a reduction in Mr. Robinson’s base salary or the Company fails to pay the Guaranteed Bonus as defined in his employment agreement;

•       a breach by the Company of any material term or provision of Mr. Robinson’s employment agreement that is not cured within 30 days following receipt by the Company of written notice from Mr. Robinson;

•       a relocation of the Company’s offices in New York, New York to a location more than 35 miles from the current location; or

•       if there is a Change of Control of the Company and Mr. Robinson terminates employment during the Window Period as defined in the employment agreement.

Under the employment agreements with Messrs. Corrao, Robinson, Pisaris, and Bishop, the executive may terminate employment for any reason (other than Good Reason) upon giving 30 days’ advance written notice to the Company. The Company will pay the executive the earned but unpaid portion of his base salary through the termination date and any accrued but unpaid incentive compensation.

Under the employment agreements with Messrs. Corrao, Robinson, and Pisaris, if it is determined that any payment of any type to or for the benefit of the executive, including the acceleration of stock vesting, is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code and any interest or penalties with respect to such tax (“golden parachute excise taxes”), the executive will be entitled to receive an additional payment (a “gross-up payment”) in an amount, after taking into account all federal, state, and local income taxes payable by the executive as a result of the receipt of such additional compensation, to place the executive in the same after-tax position the executive would have been in had no such excise tax been paid or incurred with respect to any such amounts (the “tax gross-up”).

MIVA has entered into Confidentiality, Assignment, and Non-Competition Agreements with each of its current and former executives that prohibit the executives and/or former executives from becoming directly or indirectly connected with any business or entity that is engaged in the same “business” as MIVA during the term of their employment with MIVA and for a period of twelve months following employment separation. These agreements also provide MIVA with protection for its confidential information and intellectual property.

Potential Payments upon Termination or Change of Control Tables

Potential payments upon termination and/or Change of Control under the agreements with Messrs. Corrao, Robinson, Bishop, and Pisaris are shown in the tables below. We have used estimates where it is not possible to give a precise dollar amount for the potential payments. The estimates assume that the triggering event took place on December 31, 2006, the last day of the Company’s prior fiscal year. For purposes of valuing the Company’s common stock on December 31, 2006, we have used the Company’s closing stock price of $3.38 on December 29, 2006, the last trading date prior to December 31, 2006. In each of the tables to follow, we have assumed that all accrued base salary has been paid as of the termination date.

Mr. Corrao

The following table shows the potential payments upon termination or a Change of Control of the Company for Mr. Corrao, the Company’s Chief Executive Officer.

POTENTIAL PAYMENTS TO MR. CORRAO

Executive Benefits and Payments Upon Termination	Termination by Company with Cause	Termination by Company without Cause or by Executive for Good Reason(1)	Termination upon Death or Disability(1)	Termination by Executive for any reason (other than Good Reason)	Certain Terminations Involving a Change of Control (1)
Compensation:
Base Salary (Severance Payment)	—	$400,000(2)	—	—	$400,000(2)
Termination Bonus	—	$70,000(2)	—	—	$70,000(2)
Incentive Compensation Plan (accrued but unpaid)	—	$70,000(2)	$70,000	$70,000	$70,000(2)
Stock Options (acceleration of vesting)(3)	—	0(4)	—	—	0(4)
Restricted Stock Units (acceleration of vesting)	—	—	—	—	—
Benefits:	—
Health	—	$7,331(2)	—	—	$7,331(2)
Life	—	$1,125(2)	—	—	$1,125(2)
Disability	—	$180(2)	—	—	$180(2)
Total value:	—	$548,636	$70,000	$70,000	$548,636

(1)                If the Company determines that any amounts to be paid to the executive are subject to section 409A of the Internal Revenue Code of 1986, as amended, then the Company will in good faith adjust the form or timing of such payments as it reasonably determines to be necessary or advisable to be in compliance with Section 409A.

(2)                Payable over a period of 12 months following the termination date.

(3)                Represents the value of unvested and accelerated stock options by multiplying the number of such options by the excess of the fair market value of a share of the Company’s common stock on the date of termination over the exercise price of the stock option.

(4)                None of Mr. Corrao’s options that are deemed accelerated are in the money.

Mr. Bishop

The following table shows the potential payments upon termination or a Change of Control of the Company for Mr. Bishop, the Company’s President and Chief Marketing Officer.

POTENTIAL PAYMENTS TO MR. BISHOP (1)

Executive Benefits and Payments Upon Termination	Termination by Company with Cause	Termination by Company without Cause or by Executive for Good Reason	Termination upon Death or Disability	Termination by Executive for any reason (other than Good Reason)	Certain Terminations Involving a Change of Control
Compensation:
Base Salary (Severance Payment)	—	$415,223(3)	—	—	$415,223(3)
Termination Bonus	—	$63,360(3)	—	—	$63,360(3)
Incentive Compensation Plan (accrued but unpaid)	—	$63,360(3)	$63,360	$63,360	$63,360(3)
Stock Options (acceleration of vesting)(4)	—	$0(5)	—	—	$0(5)
Restricted Stock Units (acceleration of vesting)	—	$193,093	—	—	$193,093
Benefits:	—
Health	—	$2,938(3)(6)	—	—	$2,938(3)(6)
Total value:	—	$737,974	$63,360	$63,360	$737,974

(1)                Payments to Mr. Bishop would be made in British pounds but have been displayed here in American dollars. The actual amount paid, denominated in American dollars, could vary based on the currency exchange rate at the time of payment.

(2)                Base salary of £212,000 converted to U.S. dollars at the applicable exchange rate on December 31, 2006.

(3)                Payable over a period of 12 months following the termination date.

(4)                Represents the value of unvested and accelerated stock options by multiplying the number of such options by the excess of the fair market value of a share of the Company’s common stock on the date of termination over the exercise price of the stock option.

(5)                None of Mr. Bishop’s options that are deemed accelerated are in the money.

(6)                Mr. Bishop is entitled to expense up to £1,500 of health and travel insurance for the 12 months following his termination date, which has been converted to U.S. dollars as of December 31, 2006.

Mr. Robinson

The following table shows the potential payments upon termination or a Change of Control of the Company for Mr. Robinson, the Company’s Chief Financial Officer and Chief Administrative Officer.

POTENTIAL PAYMENTS TO MR. ROBINSON

Executive Benefits and Payments Upon Termination	Termination by Company with Cause	Termination by Company without Cause or by Executive for Good Reason(1)	Termination upon Death or Disability(1)	Termination by Executive for any reason (other than Good Reason)	Certain Terminations Involving a Change of Control(1)
Compensation:
Base Salary (Severance Payment)	—	$350,000(2)	—(2)(3)	—	$350,000(2)
Termination Bonus	—	$7,656(2)	—(2)(3)	—	$7,656(2)
Incentive Compensation Plan (accrued but unpaid)	—	$7,656	$7,656	$7,656	$7,656(2)
Stock Options (acceleration of vesting)(4)	—	$0	—	—	—
Restricted Stock Units (acceleration of vesting)	—	$591,500	—	—	$591,500
Guaranteed Bonus	—	$105,000	—	—	$105,000
Benefits:
Health	—	$0(2)	—(2)(3)	—	$0(2)
Dental	$0(2)	—(2)(3)	—	$0(2)
Life	$1,125(2)	—(2)(3)	—	$1,125(2)
Disability	—	$180	—(2)(3)	—	$180(2)
Total value:	—	$1,063,117	$7,656	$7,656	$1,063,117

(1)                If the Company determines that any amounts to be paid to the executive are subject to section 409A of the Internal Revenue Code of 1986, as amended, then the Company will in good faith adjust the form or timing of such payments as it reasonably determines to be necessary or advisable to be in compliance with Section 409A.

(2)                Payable over a period of 12 months, in one installment representing 50% of the total payable on the date which is six months and one day following the termination date and the remaining 50% paid in equal monthly installments over the following six months. The total of all payments made in accordance with this footnote (2) are known as the Severance Benefits.

(3)                Payment of these Severance Benefits, as described under footnote (2) to this table, has been adjusted based on how long the executive was employed as follows:

•	If employed more than one year but less than two	25% of Severance Benefit
•	If employed more than two years but less than three	50% of Severance Benefit
•	If employed more than three years but less than four	75% of Severance Benefit
•	If employed more than four years	100% of Severance Benefit

(4)                Represents the fair market value of all restricted stock units whose vesting would be accelerated as of December 31, 2006.

Mr. Pisaris

The following table shows the potential payments upon termination or a Change of Control of the Company for Mr. Pisaris, the Company’s General Counsel.

POTENTIAL PAYMENTS TO MR. PISARIS

Executive Benefits and Payments Upon Termination	Termination by Company with Cause	Termination by Company without Cause or by Executive for Good Reason(1)	Termination upon Death or Disability(1)	Termination by Executive for any reason (other than Good Reason)	Certain Terminations Involving a Change of Control(1)
Compensation:
Base Salary (Severance Payment)	—	$252,350(1)	—	—	$252,350(1)
Termination Bonus	—	$52,994(1)	—	—	$52,994(1)
Incentive Compensation Plan (accrued but unpaid)	—	$52,994(1)	$52,994	$52,994	$52,994(1)
Stock Options (acceleration of vesting)(2)	—	$0(2)	—	—	$0(3)
Restricted Stock Units (acceleration of vesting)	—	$93,542	—	—	$93,542
Benefits:
Health	—	$7,331(2)	—	—	$7,331(1)
Life		$1,125(2)	—	—	$1,125(1)
Disability	—	$180(2)	—	—	$180(1)
Total value:	—	$460,516	$52,994	$52,994	$460,516

(1)                Payable over a period of 12 months following the termination date.

(2)                Represents the value of unvested and accelerated stock options by multiplying the number of such options by the excess of the fair market value of a share of the Company’s common stock on the date of termination over the exercise price of the stock option.

(3)                None of Mr. Pisaris’ options that are deemed accelerated are in the money.

Agreements with Departed Executives

In connection with the resignation of Messrs. Pisaris-Henderson and Thune on April 3, 2006, each were entitled to receive:

•       the earned but unpaid portion of their base salaries and a pro rata portion of their bonuses through the date of termination;

•       an amount equal to two times the sum of their base salaries (thus, for Mr. Pisaris-Henderson, a payment before withholdings of $840,000, and for Mr. Thune, a payment before withholdings of $720,000) plus a “Termination Bonus” equal to the amount of their respective bonuses for the four fiscal quarters immediately preceding the date of termination (for both Messrs. Pisaris-Henderson and Thune, equal to $0), paid over a period of twelve months after the date of termination;

•       any other amounts or benefits owing to them under applicable employee benefit, long term incentive, or equity plans and programs of the Company, treated in accordance with the terms of the plans and the stock options and restricted stock units granted to them, which includes accelerated full vesting of any unvested stock options and restricted stock units (for Mr. Pisaris-Henderson, 210,051 RSUs and 400,000 options vested on the date of termination, and for Mr. Thune, 163,001 RSUs and 635,000 options vested on the date of termination); and

•       benefits, (including health, life, and disability) as if they were an employee during the twelve-month period after termination.

On April 6, 2006, the Company and Messrs. Pisaris-Henderson and Thune entered into resignation agreements, which modified what they were entitled to receive under their employment agreements, stock option agreements, and RSU agreements as follows:

•       the amounts equal to two times the sum of base salary, less applicable withholdings, were paid in two lump-sum payments, the first on November 6, 2006, and the second on January 2, 2007, instead of over a period of twelve months;

•       restricted stock units held by Messrs. Pisaris-Henderson and Thune immediately vested and were converted to common stock on a net basis; that is, the Company withheld shares to cover withholding taxes incurred upon vesting;

•       the original date before which Messrs. Pisaris-Henderson and Thune must exercise certain stock options (for Mr. Pisaris-Henderson, 150,000, and for Mr. Thune, 250,000), either three or six months after the date of termination, depending on the particular award agreement, was extended to December 31, 2006, for the options that were to expire three months after the date of termination and February 15, 2007, for the options that were to expire six months after the date of termination; and

•       the Company permitted Messrs. Pisaris-Henderson and Thune to exercise their stock options on a net issuance basis; that is, the Company withheld shares to cover the option exercise price plus shares to cover withholding taxes incurred upon exercise, provided that, for the options with extended expiration dates pursuant to the resignation agreements, the fair market value of a share of the Company’s common stock did not exceed $10.00 on the date of exercise.

In connection with the termination of Mr. Rae’s employment on April 18, 2006, and Mr. Seippel’s employment on January 15, 2007, Mr. Rae and Mr. Seippel received or remain entitled to receive:

•       their earned but unpaid base salary through the termination date, plus a pro rata share of their bonus through the termination date;

•       an amount equal to one times the sum of their base salary at the time of termination, plus a termination bonus equal to the bonus paid to the executives during the four fiscal quarters prior to the date of termination;

•       any other amounts or benefits owing to the executives under the then applicable employee benefit, long term incentive, or equity plans and programs of the Company, within the terms of such plans, payable over the 12 month period following termination; and

•       benefits (including health, life, and disability) as if the executive was still an employee during the 12 month period following termination.

Mr. Poulter’s employment with the Company ended on February 23, 2007. As of April 25, 2007, the Company and Mr. Poulter have not reached agreement regarding the terms of his separation from employment.

DIRECTOR COMPENSATION

Directors who are MIVA employees do not receive any compensation for service as directors. The Company reimburses its non-employee directors for reasonable out-of-pocket expenses incurred in connection with attendance at board meetings, committee and stockholder meetings, director education courses, and seminars and other business of the Company. The table below shows the compensation earned by the Company’s non-employee directors during fiscal year 2006:

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	Total ($)
Joseph P. Durrett	11,000	16,667	27,667
Dr. Adele Goldberg	6,000	16,667	22,667
Gerald W. Hepp(2)	57,250	51,250	108,500
Mark W. Opzoomer	11,000	16,667	27,667
Charles P. Rothstein(3)	16,500	40,000	56,500
Lee S. Simonson(4)	24,000	40,000	64,000
Lawrence Weber(5)	29,250	51,250	80,500

(1)                Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R, disregarding any estimate of forfeitures during the year, but accounting for any actual forfeitures by a non-employee director during the fiscal year. For a discussion of the assumptions made in the valuation of the dollar amount recognized, please refer to Note E to the Company’s Financial Statements, which are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

(2)                Mr. Hepp has 9,565 RSUs outstanding as of December 31, 2006.

(3)                Mr. Rothstein has 7,131 RSUs and an option to purchase 6,250 shares of the Company’s common stock outstanding as of December 31, 2006.

(4)                Mr. Simonson has 9,058 RSUs and an option to purchase 10,000 shares of the Company’s common stock outstanding as of December 31, 2006.

(5)                Mr. Weber has an option to purchase 12,500 shares of the Company’s common stock outstanding as of December 31, 2006.

On June 14, 2006, the Board of Directors adopted and approved the Policy for Compensation for Independent Members of the Board of Directors. Under this policy, each non-employee director receives an annual RSU grant for their service on the board for that number of RSUs equal to $40,000 based on the closing price of the company’s stock on the first trading day of the calendar year, subject to reduction, at the director’s election, to satisfy tax obligations incurred by the director upon vesting of the RSUs. The RSUs vest at the rate of one-twelfth (1/12) per month. Any RSUs that are unvested as of the date of termination of service as a director are automatically forfeited. In addition, upon a Change of Control of the Company, all vesting restrictions applicable to the RSUs lapse, unless otherwise provided by the 2004 Stock Incentive Plan. The Chairman and Vice Chairman of the Board will each receive an additional annual RSU grant for that number of RSUs equal to $15,000 based on the closing price of the Company’s stock on the first trading day of the calendar year and $15,000 in cash payable in $3,750 quarterly increments. The RSUs granted to the Chairman and Vice Chairman of the Board vest at a rate of one-fourth (1/4) per quarter. Finally, each non-employee director receives a cash stipend for board and committee meetings as shown in the table below.

Board Meeting Compensation for Non-Employee Directors
In-Person Attendance	$2,000
Telephonic Attendance	$500
Committee Meeting Compensation For Non-Employee Directors
In-Person Attendance	$1,000
Audit Chairman: In-Person Attendance	$2,000
Telephonic Attendance	$500
Audit Chairman: Telephonic Attendance	$1,000

For 2006, each non-employee director was entitled to receive 10,582 RSUs (subject to reduction, at the director’s election, to satisfy tax obligations incurred by the director upon vesting of the RSUs), 5/12ths of which vested on the grant date with the remaining portion vesting in seven equal monthly installments on the last day of each calendar month in which the director served. Also, Messrs. Weber and Hepp received $11,250 in cash and 2,976 RSUs (subject to reduction, at the director’s election, to satisfy tax obligations incurred by the director upon vesting of the RSUs) as a pro-rated portion of the Chairman and Vice Chairman of the Board fees for 2006, both of which were paid or vested one-third at the end of each remaining calendar quarter in 2006. Any RSUs that are unvested or cash payment that is not due and payable as of the date of termination of service as the Chairman or Vice Chairman of the Board are automatically forfeited.

All of the RSU grants made on June 14, 2006, were based on the formula above, except that the closing price of the Company’s common stock used to determine the number of RSUs to be granted was based on the June 13, 2006, closing price of the Company’s common stock of $3.87, the day immediately prior to the adoption of the Policy for Compensation for Independent Members of the Board of Directors.

On October 19, 2005, we entered into Restricted Stock Unit Agreements and Option Cancellation Agreements with certain of our non-employee directors, specifically Messrs. Guest, Hepp, Simonson, and Rothstein. Pursuant to these agreements, these non-employee directors exchanged an aggregate of 100,000 stock options held by them having an exercise price at or above $10 per share for an aggregate of 73,475 RSUs. In addition, 4,336 RSUs were also granted to Mr. Rothstein.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth additional information as of December 31, 2006, concerning shares of our common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, divided between plans approved by our stockholders and plans or arrangements not submitted to our stockholders for approval. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and other rights and the number of shares remaining available for future grants excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders .	4,393,320	$7.01	3,174,778
Equity compensation plans not approved by security holders .	—	—	—
Total.	4,393,320	$7.01	3,174.778

Transactions with Related Persons

Our Audit Committee monitors and reviews issues involving potential conflicts of interest and approves all transactions with related persons as defined in Item 404 of Regulation S-K under the Securities Laws. Examples of such transactions that must be approved by our Audit Committee include but are not limited to any transaction, arrangement, relationship, (including any indebtedness) in which:

•       the aggregate amount involved is determined by the Audit Committee to be material;

•       the Company is a participant; and

•       any of the following has or will have a direct or indirect interest in the transaction:

•       an executive officer, director, or nominee for election as a director;

•       a greater than five percent beneficial owner of the Company’s common stock; or

•       any immediate family member of the foregoing.

When reviewing transactions with related persons, the Audit Committee applies the standards for evaluating conflicts of interest outlined in the Company’s Code of Business Conduct. Two reportable transactions occurred during 2006.

Sebastian Bishop, our President, is a Director of Steakmedia Limited and also owns a 2.5% interest in Steakmedia. Steakmedia is an advertising agency owned predominately by Oliver Bishop, Mr. Bishop’s brother. We use this agency to generate advertisers onto our MIVA Media Networks and invoice them for all revenue generated on our networks through their advertisers. In addition, we pay Steakmedia a commission on the revenue generated from these advertisers. The amount invoiced to Steakmedia during the year ended December 31, 2006 was $785,823 and the commission on this amount was $23,730.

Lawrence Weber, who joined our Board of Directors in June 2005, and was subsequently elected Chairman of the Board of Directors in April 2006, is also the Chairman and Founder of W2 Group Inc., which owns Racepoint Group, Inc. The Company entered into an agreement in November 2005 with Racepoint for public relations professional services. For the year ended December 31, 2006, we incurred fees from Racepoint of $285,533.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and based on that review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K for the year ended December 31, 2006, and this proxy statement for filing with the Securities and Exchange Commission.

THE COMPENSATION COMMITTEE
Lee S. Simonson (Chair)
Gerald W. Hepp

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee for the fiscal year ended December 31, 2006 were Messrs. Hepp, Simonson, and Rothstein. None of the members has ever been an officer or employee of the Company or any of its subsidiaries, and no “Compensation Committee interlocks” existed during fiscal 2006.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and greater than 10% stockholders, to file reports of ownership and changes in ownership of our securities with the Securities and Exchange Commission. Copies of the reports are required by Securities and Exchange Commission regulation to be furnished to MIVA. Based on our review of reports and written representations from each reporting person, the Company believes each reporting person has complied with the disclosure requirements with respect to transactions made during 2006, except that one report was inadvertently filed late for both Messrs. Pisaris-Henderson and Thune.

AUDIT COMMITTEE REPORT

Each of the directors serving on the Audit Committee is “independent” as defined in Rule 4200(a)(15) of the NASD listing standards and in Rule 10A-3(b)(I) promulgated under the Securities Exchange Act of 1934, as amended. The MIVA Board of Directors has determined that Messrs. Hepp and Durrett are “audit committee financial experts” as defined in Item 407(d)(5) of Securities and Exchange Act Commission Regulation S-K. Mr. Guest, who served on the Audit Committee for a period of time during 2006, was also considered an “audit committee financial expert.” The Audit Committee operates pursuant to a charter approved and adopted by the MIVA Board of Directors.

The Audit Committee, on behalf of MIVA’s Board of Directors, oversees MIVA’s financial reporting process as more fully described in the Audit Committee Charter. Management is responsible for MIVA’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. MIVA’s independent registered public accounting firm, BDO Seidman, LLP (“BDO”), was responsible for performing an audit of MIVA’s consolidated financial statements for the fiscal year ended December 31, 2006, in accordance with the standards of the Public Accounting Oversight Board (United States) and for issuing a report thereon. In fulfilling its oversight responsibilities, the Audit Committee (i) reviewed and discussed the audited financial statements and the footnotes thereto in MIVA’s annual report on Form l0-K for fiscal 2006 with management and BDO, and (ii) discussed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements with management and BDO.

MIVA’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of MIVA’s consolidated financial statements, in all material respects, to U.S. generally accepted accounting principles. The Audit Committee reviewed and discussed with the independent registered public accounting firm its judgments as to the quality, not just the acceptability, of MIVA’s accounting principles and such other matters as are required to be discussed by the Audit Committee with MIVA’s independent registered public accounting firm under Statement on Auditing Standards No. 61, as amended. MIVA’s independent registered public accounting firm has expressed its opinion that MIVA’s audited financial statements conform, in all material respects, to U.S. generally accepted accounting principles. The independent registered public accounting firm has full and free access to the Audit Committee.

The Audit Committee discussed with MIVA’s independent registered public accounting firm its independence from management and MIVA, and received from them the written disclosures and the letter concerning the independent registered public accounting firm’s independence required by the Independence Standards Board Standard No.1.

The Audit Committee discussed with MIVA’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee met with the independent registered public accounting firm to discuss the results of its audit of MIVA’s financial statements, its audit of MIVA’s internal control over financial reporting and the overall quality of MIVA’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board that the audited consolidated financial statements be included in MIVA’s annual report on Form 10-K for fiscal 2006 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Gerald W. Hepp (Chair)
Joseph P. Durrett
Mark W. Opzoomer

FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table shows the aggregate fees billed to the Company by its independent registered public accounting firm for services rendered during the fiscal years ended December 31, 2006 and 2005.

	2006 Fees	2005 Fees
Audit Fees (1)	$1,897,680	$2,300,883
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,897,680	$2,300,883

(1)                Includes fees associated with the fiscal year audit, reviews of the Company’s quarterly reports on Form 10-Q and other securities filings, and compliance with Sarbanes-Oxley. The total fees billed by BDO Seidman were $1,879,210 and $2,137,149 for the periods ending December 31, 2006 and 2005, respectively.  In addition, we were billed by Ernst & Young, LLP (“E&Y”) $18,470 and $163,734 for the periods ending December 31, 2006 and 2005, respectively.

Under policies it has adopted, the Audit Committee must pre-approve all engagements of our independent registered public accounting firm unless an exception to such pre-approval exists under the Securities Exchange Act of 1934 or the rules of the Securities and Exchange Commission. At the beginning of the fiscal year, the Audit Committee will evaluate other known potential engagements of the independent registered public accounting firm, including the scope of the work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence from management. At each subsequent Audit Committee meeting, the committee will receive updates on the services actually provided by the independent registered public accounting firm, and management may present additional services for approval. Typically, these would be services such as due diligence for an acquisition that would not have been known at the beginning of the year. The committee has delegated to the chairman of the Audit Committee the authority to evaluate and approve engagements on behalf of the Committee in the event that a need arises for pre-approval between committee meetings. This might occur, for example, if we proposed to execute a financing on an accelerated timetable. If the chairman so approves any such engagements, he will report that approval to the full Committee at the next committee meeting.

Since the May 6, 2003 effective date of the Securities and Exchange Commission rules stating that a registered public accounting firm is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of the independent registered public accounting firm was approved in advance by the Audit Committee, and none of those engagements made use of the de minimus exception to pre-approval contained in the SEC’s rules.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On July 7, 2006, MIVA’s Audit Committee engaged BDO Seidman LLP (“BDO”) as its independent registered public accounting firm for fiscal year 2006. BDO served as the Company’s independent registered public accounting firm for its 2006 financial statements included in its annual report on Form 10-K filed on March 16, 2007. The Audit Committee has retained BDO to serve as MIVA’s independent registered public accounting firm for fiscal 2007.

Ernst & Young LLP (“E&Y”) served as the independent registered public accounting firm for MIVA for the 2004 and 2003 financial statements included in its annual report filed on Form 10-K/A on May 2, 2005 and its interim financial information for the quarter ended March 31, 2005.

On April 26, 2005, E&Y notified the Company and its Audit Committee chairman that, effective with the completion of E&Y’s review of the Company’s interim financial information for the quarter ended March 31, 2005 and the Company’s filing of its related Form 10-Q, E&Y was resigning as the Company’s independent registered public accounting firm. The resignation became effective on May 10, 2005.

The audit reports of E&Y on the consolidated financial statements of the Company for each of the most recent two fiscal years ended December 31, 2004 and December 31, 2003, respectively, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

From the date of E&Y’s engagement on March 18, 2003 through the date of its resignation on May 10, 2005,  there were no disagreements as described under Item 304(a)(1)(iv) with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to E&Y’s satisfaction, would have caused them to make reference to the subject matter in connection with any reports they may have rendered on the Company’s consolidated financial statements, within either of the past two fiscal years ended December 31, 2004 and December 31, 2003 and for the subsequent period through the date hereof, except as described below:

•        On April 26, 2005, E&Y reported to the Company and its Audit Committee chairman that the Company and E&Y had a disagreement with respect to the need to recognize an impairment of goodwill in connection with the Company’s 2004 consolidated financial statements. The Company previously had recorded an adjustment in its 2004 consolidated financial statements, which had resolved the matter to the satisfaction of E&Y. The Company’s Audit Committee has discussed this matter with E&Y and has authorized E&Y to respond fully to the inquiries of the successor accountant concerning the subject of the disagreement.

From the date of E&Y’s engagement on March 18, 2003 through the date of its resignation on May 10, 2005, there were no reportable events described under Item 304(a)(1)(v) of Regulation S-K, within either of the past two fiscal years ended December 31, 2004 and December 31, 2003 and for the subsequent period through May 10, 2005, except as described below:

•        In the Company’s Amendment No. 1 to its Annual Report on Form 10-K/A, which the Company filed with the SEC on May 2, 2005, management’s Annual Report on the Internal Control over Financial Reporting stated, and E&Y’s report on internal controls stated, that because of the material weaknesses disclosed in those reports, the Company’s internal control over financial reporting was not effective as of December 31, 2004, based on the COSO criteria. E&Y advised the Company of six material weaknesses in the Company’s system of internal control over financial reporting, which are disclosed in those reports, on  matters relating to (i) purchase accounting, (ii) goodwill impairment, (iii) revenue recognition for private label agreements and other revenue agreements,  excluding those related to FindWhat.com Network revenue, (iv) personnel resources and technical accounting expertise, (v) quarterly and year-end financial statement close and review process, and (vi) segregation of duties.

The Company provided E&Y with a copy of its Form 8-K prior to its filing with the SEC on May 2, 2005 and requested that E&Y furnish it with a letter addressed to the SEC stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of E&Y’s letter dated May 2, 2005 stating whether or not it agrees with the above statements was attached as Exhibit 16.1 to the Form 8-K. E&Y’s letter states that “[they] have read Item 4.01(a) of Form 8-K dated April 26, 2005, of FindWhat.com, Inc. (“the Registrant”) and are in agreement with the statements contained in the first, second, third, fourth and fifth paragraphs therein. [They] have no basis to agree or disagree with the sixth and seventh paragraphs of the above referenced filing.”

The Company filed an amendment to the Form 8-K upon the effective date of E&Y’s resignation.

The Audit Committee accepted E&Y’s resignation and subsequently engaged BDO.

During the two most recent fiscal years prior to our engagement of BDO and through July 7, 2005, MIVA did not consult with BDO regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on MIVA’s consolidated financial statements, and no written report or oral advice was provided to MIVA from BDO as it relates to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement, as that term is defined in Item 304 (a) (1) (iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304 (a) (1) (iv) of Regulation S-K.

Representatives of BDO, our independent registered public accounting firm for 2007, will be invited to attend the annual meeting. They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

GOVERNANCE MATERIALS AVAILABLE ON MIVA’S WEBSITE

Shareholders may find the following information on the company’s website at www.miva.com.

•       MIVA’s Code of Conduct

•       Management and Board of Director biographies

•       Information regarding securities transactions by directors and officers

•       Information on how shareholders can communicate with our Board of Directors

•       Standing Committee Charters—Audit, Compensation and Nominating and Corporate Governance

STOCKHOLDER PROPOSALS

Each year the Board of Directors submits its nominations for election of directors at the Annual Meeting of Stockholders. Other proposals may be submitted by the Board of Directors or the stockholders for inclusion in the Proxy Statement for action at the Annual Meeting. In accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, any proposal submitted by a stockholder for inclusion in the Proxy Statement for the Annual Meeting of Stockholders to be held in 2008 must be received by MIVA (addressed to the attention of the Secretary) on or before December 31, 2007. To be submitted at the meeting, any such proposal must be a proper subject for stockholder action under the laws of Delaware, and must otherwise conform to applicable requirements of the proxy rules of the Securities and Exchange Commission.

Section 1 of Article III of MIVA’s bylaws provides that any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if timely notice of such stockholder’s intent to make such nomination or nominations has been given in writing to the Secretary of MIVA. To be timely, a stockholder nomination for a director to be elected at an annual meeting shall be received at MIVA’s principal executive offices not less than December 31, 2007 (120 calendar days in advance of the one-year anniversary of the date that MIVA’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders).

Section 7 of Article II of MIVA’s bylaws provides that, for business to be properly brought before any annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of MIVA. Assuming that the Annual Meeting of the Stockholders to be held in 2008 is held on June 13, 2008, to be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of MIVA neither later than April 4, 2008 (the 70th day prior to the annual meeting of the stockholders) nor earlier than March 15, 2008 (the 90th day prior to the annual meeting of the stockholders).

If MIVA does not receive notice of a stockholder proposal within this timeframe, the proxy holders will use their discretionary authority to vote the shares they represent as the Board of Directors may recommend.

OTHER MATTERS

The only business that the management intends to present at the meeting consists of the matters set forth in this proxy statement. Management knows of no other matters to be brought before the meeting by any other person or group. If any other matter should properly come before the meeting, the proxy holders will vote thereon in their discretion.

All duly executed proxies received will be voted. You are requested to sign and date the enclosed proxy and mail it promptly in the enclosed envelope. If you later desire to vote in person, you may revoke your proxy, either by written notice to MIVA or in person at the meeting, which would not affect any vote previously taken.

MIVA, INC
5220 Summerlin Commons Blvd.
Suite 500
Ft. Myers, Florida 33907

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS—JUNE 13, 2007

The undersigned stockholder of MIVA, Inc. (the “Company”) hereby appoints Peter A. Corrao, Sebastian Bishop, and John B. Pisaris, or any one of them, as attorneys and proxies with full power of substitution to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Harvard Club of New York City, 35 West 44th Street, New York, NY 10036, on June 13, 2007, at 9:00 a.m., local time, and at any adjournments or postponements thereof as follows:

1. ELECTION OF DIRECTORS.	FOR all nominees listed below	WITHHOLD AUTHORITY
	(except as marked to the contrary) ☐	to vote for all nominees listed below ☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name below.)

Sebastian Bishop	Peter A. Corrao	Joseph P. Durrett
Dr. Adele Goldberg	Gerald W. Hepp	Mark W. Opzoomer
Lee S. Simonson	Lawrence Weber

2.               IN THEIR DISCRETION TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCK-HOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders, dated April 30, 2007, and the proxy statement furnished therewith. Any proxy heretofore given to vote said shares hereby is revoked.

Please sign and date this Proxy below and return in the enclosed envelope.

Dated	, 2007

Signature of Shareholder

Signature(s) must agree with the name(s) printed on this Proxy. If shares are registered in two names, both stockholders should sign this Proxy. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTOR